UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LUFKIN INDUSTRIES, INC.

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LUFKIN INDUSTRIES, INC.

601 South Raguet

Lufkin, Texas 75904-3951

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 1, 2013

TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Lufkin Industries, Inc., a Texas corporation (the “Company”), will be held at the Crown Colony Country Club, 900 Crown Colony Drive, Lufkin, Texas 75901, on the 1st day of May, 2013, at 9:00 a.m. local time, for the following purposes:

1.	To elect four Class I Directors to the Company’s board of directors to serve until the 2016 Annual Meeting of Shareholders or until a successor has been elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2013;

3.	To approve, by non-binding advisory vote, the compensation of our named executive officers;

4.	To approve and adopt the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 12, 2013 are entitled to notice of and to vote at the meeting.

You are invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting, you are kindly requested to mark, sign, date and return the enclosed proxy promptly in order to ensure a quorum at the Annual Meeting. You may revoke the proxy at any time prior to the Annual Meeting by oral or written notice to the Company addressed to Secretary, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904-3951, phone number (936) 634-2211; or, if you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

We, the officers and directors of the Company, strongly encourage you to attend the Annual Meeting.

ALEJANDRO CESTERO
Secretary

March 27, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 1, 2013

The Proxy Statement and annual report to security holders are available at www.edocumentview.com/LUFK.

LUFKIN INDUSTRIES, INC.

601 South Raguet

Lufkin, Texas 75904-3951

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Lufkin Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on May 1, 2013, and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., local time, at the Crown Colony Country Club, 900 Crown Colony Drive, Lufkin, Texas 75901. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, the shares it represents will be voted in accordance with the Board’s recommendation, as disclosed herein, on each of the proposals set forth in the notice attached to this Proxy Statement.

Each shareholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the Annual Meeting or by oral or written notice to the Company addressed to Secretary, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904-3951, phone number (936) 634-2211; any such revocation to be effective when actually received by the Company. In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers, employees, consultants and agents employed on behalf of the Company may solicit the return of proxies by mail, personal interview, telephone or facsimile. Directors, officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. The Company has also retained the firm of Georgeson Inc. to aid in the solicitation of brokers, banks and institutional and other shareholders. Georgeson Inc. will receive a fee of approximately $26,000, plus reimbursement of expenses, for its solicitation efforts. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company. The approximate date on which this Proxy Statement and form of proxy will first be sent to shareholders is March 27, 2013.

Computershare Investor Services, LLC, as the Company’s transfer agent, collects and informs the Company of all proxy votes tallied for each proposal listed in this Proxy Statement.

QUORUM AND VOTING SECURITIES

At the close of business on March 12, 2013, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, the Company had 33,715,490 shares of common stock, $1.00 par value per share (“Common Stock”), outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. Shareholders do not have cumulative voting rights.

The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors (Proposal No. 1), the ratification of the selection of Deloitte & Touche LLP as the

Company’s Independent Registered Public Accounting Firm (Proposal No. 2), the approval, by non-binding advisory vote, of the compensation of our named executive officers (Proposal No. 3) and the approval and adoption of the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013 (Proposal No. 4).

For all proposals to be voted on, abstentions are treated as votes against the respective proposal. If a shareholder’s shares are held by a broker (in “street name”) and the shareholder does not give the broker specific instructions on how to vote his or her shares, the shareholder’s shares will not be voted on any non-routine matters to be acted upon at the Annual Meeting. However, any shares represented by such “broker non-votes” will be counted for quorum purposes. The non-routine matters to be acted upon at the Annual Meeting include: the election of directors (Proposal No. 1), the non-binding advisory vote on the compensation of our named executive officers (Proposal No. 3) and the approval and adoption of the Lufkin Industries, Inc. Incentive Stock Compensation Plan of 2013 (Proposal No. 4). If all, or any portion, of your shares are held in street name, and you do not provide your broker with specific instructions on how to vote your shares with respect to Proposal Nos. 1, 3 or 4, then such shares will not be voted on such Proposals.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated and urges you to vote FOR the election of each of the four directors nominated to serve a three-year term of office as a Class I Director. Proxies solicited hereby will be voted FOR each nominee, unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of the director nominees.

The Company’s Fifth Restated Articles of Incorporation divide the Board, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company’s Fifth Restated Articles of Incorporation and the Company’s bylaws, which provide that the Board shall have no less than nine and no more than 15 members, the Board is currently set at 10 members. The Board has affirmatively determined that each of Ms. S. V. Baer and Messrs. J. F. Anderson, J. D. Hofmeister, J. T. Jongebloed, A. Z. Selim, D. V. Smith, R. R. Stewart, H. J. Trout, Jr. and T. E. Wiener are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. J. F. Glick is not independent under Rule 5605(a)(2) of the NASDAQ Listing Rules, as he currently serves as the President and Chief Executive Officer (“CEO”) of the Company.

Messrs Glick, Hofmeister, Selim and Wiener have been nominated to serve a three-year term as Class I Directors. If elected, the nominees for Class I Directors will serve as director until the 2016 Annual Meeting or as soon thereafter as his successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected.

It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless the signed proxy card has been clearly marked “against” or “abstain.” If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.

Director Election Process

Majority Voting Standard. The bylaws of the Company require that, to be elected director, a candidate must receive the affirmative vote of a majority of the shares entitled to vote thereon and present for the vote, whether in person or represented by proxy. In the event that the number of candidates receiving the required majority vote is fewer than the number of available director positions, incumbent directors will continue to serve as a holdover director until a successor is elected and qualified.

Policy Regarding Holdover Directors. The Company’s Corporate Governance Guidelines require that any incumbent director who fails to receive the required majority vote in an uncontested election must tender a letter of resignation to the Board. The Nominating and Governance Committee will then consider and make a recommendation to the Board as to whether the Board should accept such tendered resignation. If the resignation is accepted, the vacancy will be filled in accordance with the Company’s bylaws.

Nominating and Governance Committee Policy on Director Candidates

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. In anticipation of the retirement of Mr. Lollar, who, due to his age, is not eligible to be nominated for reelection to his Class I Director seat in accordance with the maximum age limits for director nominees in the Company’s bylaws, the Nominating and Governance Committee evaluated the current size and composition of the Board in considering whether to nominate a candidate to replace Mr. Lollar. The Nominating and Governance Committee determined that a 10 member Board comprised of nine independent directors and the Company’s CEO is advantageous to the Company, as it allows for the Board to meet its diversity objectives, which the Board believes results in constructive evaluation of the issues brought before the Board. The Board also believes that the current size of the Board allows each committee to be populated with directors having the needed skill sets for such committees while maintaining a near-even distribution of committee assignments among the independent Board members. Accordingly, the Nominating and Governance Committee initiated a search for Mr. Lollar’s replacement, consulting Boyden World Corporation (“Boyden”), a third-party executive search firm, to identify potential candidates. Mr. Selim was identified and recommended by Boyden as a qualified candidate for election to Mr. Lollar’s seat. The Nominating and Governance Committee and the Board reviewed Mr. Selim as a candidate for election to the Board and determined to nominate him as a candidate for a Class I Director seat.

If a shareholder wishes to recommend a prospective director-nominee to the Board, he or she should notify the Company’s Corporate Secretary or any member of the Nominating and Governance Committee in writing at Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904-3951, including whatever supporting material the shareholder considers appropriate. The Nominating and Governance Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations.

Description of Nominating and Governance Committee’s Selection Process of Director Candidates

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director that come to its attention through a variety of sources, including current Board members, professional search firms, management and shareholders. If a shareholder wishes to submit a potential candidate he or she should do so prior to December 3, 2013 so as to permit the Nominating and Governance Committee adequate time to review any such candidate prior to the issuance of the proxy statement for the upcoming Annual Meeting of Shareholders.

During its evaluation of potential candidates, the Nominating and Governance Committee may emphasize the importance of certain qualifications, which will vary depending on the composition of the Board and its committees from time to time. For instance, in certain situations, industry experience may be favored over financial, legal, sales or other areas of expertise. It is the ultimate goal of the Nominating and Governance Committee to advance nominees whose qualities will complement those of the continuing directors and make a meaningful contribution to the Board’s evaluation of the opportunities, challenges and business environment the Company confronts.

Nominating and Governance Committee’s Minimum Director Candidate Qualifications

In evaluating recommended nominees for a position on the Board, the Nominating and Governance Committee considers, at a minimum, the following factors:

•	the integrity and ethics demonstrated by the candidate in his/her personal and professional life;

•	the candidate’s ability and preparedness to represent the interests of all shareholders;

•	the candidate’s education and professional background, including familiarity with business matters and an ability to understand and analyze financial data;

•	the candidate’s leadership experience in and understanding of the industries and markets in which the Company operates;

•	the existence of any material personal, financial or professional interest in any present or potential competitor of the Company;

•	whether the candidate’s knowledge, skills and experience complement and/or enhance the knowledge, skills and experience possessed by other members of the Board;

•

whether the candidate fulfills the needs of the Company with respect to the particular talents and experience of the directors taking into account the then-current composition of the Board and prevailing market conditions;

•	the candidate’s ability and willingness to dedicate sufficient time, energy and attention to the performance of his or her duties, including participation in Board and committee meetings; and

•	the candidate’s contribution to Board diversity (as discussed below).

Diversity Consideration in the Nomination Process

It is the policy of the Board to consider and promote director candidates with diverse backgrounds and experience, as the Board believes that such diversity enhances the Board’s ability to consider all relevant factors in performing its duties. The Board defines diversity broadly as encompassing the unique mix of skills, professional background, regional, national and international experience and education in addition to personal characteristics such as age, gender, ethnicity and national origin possessed by each potential candidate. When evaluating potential candidates for nomination to the Board, the Nominating and Governance Committee considers the individual’s diversity both on a standalone basis and relative to the continuing Board members.

Nominees for Director

If elected, the nominees for Class I Director will serve until the 2016 Annual Meeting of Shareholders. Biographical information, including principal occupation and business experience during the last five years, for each nominee for Class I Director is as follows:

John F. Glick, President and CEO of the Company. Age 60. Mr. Glick joined the Company in September 1994 as Vice President and General Manager of the Power Transmission Division. He was elected President and a director of the Company in 2007 and CEO in 2008. He previously served as Vice President and General Manager of the Oilfield Division. Prior to joining the Company, Mr. Glick served with Cameron Iron Works, Inc. and Cooper Industries, Inc. in senior management positions for a combined 20 years. Mr. Glick’s experience in various senior management positions and his immense knowledge of the products and services offered by the Company provide the Board with a valuable resource in its assessment of the Company’s performance, opportunities, risk and strategy. He received a B.S. in Journalism from the University of Kansas and graduated from the Harvard University Graduate School of Business Program for Management Development.

John D. Hofmeister, formerly President and U.S. country chair for Shell Oil Company U.S., and formerly human resources group director for Royal Dutch/Shell Group in The Hague, Netherlands. Age 65. Mr. Hofmeister became a director of the Company in January 2010. Mr. Hofmeister serves as Chairman of the Nominating and Governance Committee and is a member of the Compensation Committee. Mr. Hofmeister currently serves on the Board of CAMAC Energy Inc. and Hunting Plc. Mr. Hofmeister is also the founder of Citizens for Affordable Energy Inc. and has served as its CEO since 2008. In addition to his career with Shell Oil Company, he has served in executive management positions with Allied Signal, Inc., Northern Telecom, Inc. and the General Electric Company. Throughout his career, Mr. Hofmeister has had global operational responsibilities, and as a former President of Shell, he had full responsibility for financial results and reports. This level of experience and responsibility will provide the Company’s Board with a valuable resource. He received his B.A. and M.A. in Political Science from Kansas State University.

Amr Z. Selim, Founder and CEO of PetroPro Group LTD. Age 57. Mr. Selim has not previously served as a director of the Company. Prior to founding PetroPro Group in 2009, Mr. Selim spent 26 years working for Schlumberger Limited and its subsidiaries and predecessors, holding various senior level managerial assignments from 1996 to 2009. In his final position with Schlumberger, Mr. Selim served as the Area President for the Middle East and Asia region of the Schlumberger Oilfield Services division. Prior to that, he served as President of Well Completion & Productivity and President of Well Services for Schlumberger. Mr. Selim also currently serves on the boards of GlassPoint Solar, Inc. and Total Safety U.S., Inc. As a CEO and president, Mr. Selim has experienced full responsibility for financial results and reports. Additionally, he has been involved in developing global strategy for business development in the energy industry. Having served as a senior level manager for a large oilfield services company, Mr. Selim is deeply familiar with industry trends and practices, particularly in the Middle East and Asia, geographic regions that are important to the Company’s further development as a global provider of artificial lift services. Mr. Selim received his B.S. from Cairo University, Egypt and graduated from the Harvard University Graduate School of Business Program for Management Development.

Thomas E. Wiener, attorney at law from 1968 to present. Age 72. Mr. Wiener became a director of the Company in 1987 and currently serves on the Executive Committee, Nominating and Governance Committee and Pension Committee. Mr. Wiener is a descendant of one of the Company’s founding families. His presence on the Board provides a historical link to the Company’s founders and the basic philosophy that has maintained the direction of the Company throughout its 110 year history. Mr. Wiener, his immediate family and the Wiener family are holders of a significant number of shares of the Company’s Common Stock. His viewpoint as an individual investor brings a diverse and important voice to the Board. Additionally, Mr. Wiener’s legal background provides the Board with a focused point of view on regulatory and contractual issues. He received his B.A. from the University of Texas at Austin and his Doctor of Jurisprudence with Honors from the University of Texas School of Law.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote “FOR” the election of the director nominees.

PROPOSAL NO. 2: RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

The Audit Committee has selected the firm Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the fiscal year ending December 31, 2013. Deloitte & Touche LLP served as our Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2012. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Deloitte & Touche LLP as our principal Independent Registered Public Accounting Firm. If the shareholders fail to ratify the selection, the

Audit Committee will reconsider whether to retain Deloitte & Touche LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

A representative of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, as well as to respond to appropriate questions asked by our shareholders.

Proxies solicited hereby will be voted FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2013, unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Deloitte & Touche LLP.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2013.

PROPOSAL NO. 3: TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to approve, by non-binding advisory vote, the compensation of our named executive officers as described under “Executive Compensation” beginning on page 23 of this Proxy Statement. While this vote is advisory and, therefore, not binding on the Company, it will provide information to our named executive officers, Board and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2013 and beyond.

We believe that the information provided within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately to align management’s interests with our shareholders’ interests to support long-term value creation. Accordingly, the Board recommends that shareholders approve the following non-binding advisory resolution:

RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this Proxy Statement).

Proxies solicited hereby will be voted FOR non-binding advisory approval of the compensation of our named executive officers, unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for non-binding advisory approval of the compensation of our named executive officers.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote “FOR” the non-binding advisory vote approving the compensation of our named executive officers.

PROPOSAL NO. 4: TO APPROVE AND ADOPT THE LUFKIN INDUSTRIES, INC. INCENTIVE STOCK COMPENSATION PLAN 2013

General. In February 2013, the Board adopted the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013 (the “2013 Plan”) pursuant to which the Compensation Committee may provide equity and non-equity awards to employees and consultants of the Company and its subsidiaries and non-employee directors of the Company (the “Eligible Persons”). The Board views the plan as a complement to the base salary, cash incentive compensation and other compensation that Eligible Persons receive, allowing the Company to attract and retain individuals with the talents and skills required to advance the enterprise of the Company and improve its profitability. Given that, as described below, the value of the 2013 Plan’s equity-based awards is directly proportional to any appreciation in the price of the Company’s Common Stock, these awards also work to more closely align the interests of their recipients with those of the shareholders generally. A complete copy of the 2013 Plan is attached to this proxy statement as Attachment A.

The 2013 Plan provides for the reservation of 2,000,000 shares of Common Stock for issuance under the 2013 Plan; however, for purposes of this limitation, any shares of Common Stock subject to an award that is cancelled, is forfeited, expires or otherwise terminates without the issuance of Common Stock, that is settled in cash or that is surrendered by the holder of an award in satisfaction of all or a portion of certain types of payment obligations relating to such award will again become available for issuance under the 2013 Plan. The Company plans to discontinue issuing awards under its Amended and Restated Incentive Stock Compensation Plan 2000 (the “2000 Plan”). The authorized shares of Common Stock reserved for issuance under the 2000 Plan that are not currently designated to grants of previous awards will no longer be reserved for awards under the 2000 Plan.

Administration

Except to the extent the Board elects to administer the 2013 Plan, the 2013 Plan is to be administered by the Compensation Committee, which, under the terms of the 2013 Plan, must consist of at least two members of the Board, each of which must be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), independent within the meaning of Rule 4200 of the Rules of NASDAQ and a non-employee within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee will have the authority, among other powers to (a) determine who is an Eligible Person, (b) designate the Eligible Persons to whom awards will be made, (c) determine the number of shares of Common Stock covered by an award, (d) determine the terms and conditions of any award; (e) interpret and administer the 2013 Plan and any agreement related to an award, (f) establish, amend, suspend or waive such rules and regulations for the proper administration of the 2013 Plan, (g) determine the fair market value of a share of Common Stock or other property at any time, and (h) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2013 Plan.

The Compensation Committee may grant any of the various awards provided for under the 2013 Plan, or a combination thereof, which include Options, Stock Appreciation Rights, Phantom Shares, Restricted Shares, Restricted Share Units, Bonus Shares, Cash Awards, Dividend Equivalent Rights and Other Stock-Based Awards (each as defined in the 2013 Plan). Any award made under the 2013 Plan will be memorialized by an award agreement defining the specific terms and conditions of the awards subject thereto (each, an “Award Agreement”). Though the 2013 Plan does not require the recipient of an award under the 2013 Plan to pay consideration in respect of such award, the 2013 Plan permits the Compensation Committee to condition the grant of any award under the 2013 Plan on the recipient’s payment of consideration.

Options

Under the 2013 Plan, the Compensation Committee will be able to grant Options, which is the sole type of equity award historically utilized by the Compensation Committee prior to 2011, as a means of compensation to

Eligible Persons. The holder of an Option will be entitled to purchase at a future date Common Stock at a price (the “Exercise Price”) and in a quantity as set forth in the Award Agreement. The Exercise Price of any Option may not be less than 100% of the fair market value per share (or less than 110% of the fair market value if required with respect to an incentive stock option (“ISO”)) of the Company’s Common Stock on the date of grant, unless the Option is repriced with shareholder approval and in accordance with applicable securities laws. The term of each Option granted to an Eligible Person shall be determined by the Compensation Committee on the date of grant and memorialized in an Award Agreement. The 2013 Plan provides that the term of an Option may not exceed ten years from the date of grant. The 2013 Plan limits the number of Options that may be granted to a particular Eligible Person to no more than 300,000 in a calendar year. Options granted under the 2013 Plan to employees may be ISOs under the provisions of Section 422 of the Code or nonqualified stock options (“NSOs”). All Options granted to directors or consultants of the Company will be NSOs.

Restricted Shares

In 2011, the Compensation Committee began granting restricted shares of Common Stock under the 2000 Plan to compensate employees and directors. Under the 2013 Plan, the Compensation Committee will continue to be able to grant restricted shares of Common Stock to Eligible Persons through Restricted Share awards. An Award Agreement for Restricted Shares may provide that such award may not be sold, assigned, transferred, or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security until the shares of Common Stock subject to the award vest. Subject to the restrictions set forth in the Award Agreement, an Eligible Person who is awarded Restricted Shares generally will have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares and to receive cash dividends and stock dividends with respect to Restricted Shares, except that such dividends shall be subject to the same vesting requirements as the related Restricted Shares. Restricted Shares granted under the 2013 Plan are to fully vest in no less than 3 years, unless vesting is tied to achievement of performance objectives or the Compensation Committee makes a special determination as to a shorter period as set forth in the Award Agreement. It is the practice of the Compensation Committee to award non-employee directors a grant of restricted shares of Common Stock subject to a one year vesting period on the date of the annual meeting of shareholders. Except as determined by the Committee or as set forth in an Award Agreement, the termination of an Eligible Person’s employment with or service to the Company will result in the forfeiture and reacquisition by the Company of any Restricted Shares. The 2013 Plan limits the number of Restricted Shares that may be granted to a particular Eligible Person to no more than 150,000 in a calendar year.

Bonus Shares

The 2013 Plan provides for Bonus Shares, an award of which represents an equity grant in lieu of cash incentive compensation paid by the Company. An award of Bonus Shares is a transfer of shares of Common Stock to an Eligible Person subject to no restrictions. The 2013 Plan limits the number of Bonus Shares that may be granted to a particular Eligible Person to no more than 150,000 in a calendar year.

Phantom Shares

The 2013 Plan provides for the award of Phantom Shares, each of which, upon vesting, will entitle the recipient to receive the fair market value of one share of Common Stock, payable at the option of the Compensation Committee in cash or the issuance of a share of Common Stock. Any award of a Phantom Share will be made pursuant to an Award Agreement, which will set forth the terms and conditions of such award, including the number of Phantom Shares included in the award, the vesting requirements (which will be time-based) and the conditions and circumstances under which the Phantom Shares shall be forfeited or expire. The 2013 Plan limits the number of Phantom Shares that may be granted to a particular Eligible Person to no more than 150,000 in a calendar year.

Stock Appreciation Rights

The 2013 Plan also provides for the grant of Stock Appreciation Rights (“SAR”). The grant of a SAR will be made pursuant to an Award Agreement, which will set forth the terms and conditions of such award, including the number of shares of Common Stock to which the SAR pertains, the vesting requirements, the time when an SAR shall be exercisable, and the conditions and circumstances under which the SAR shall be forfeited or expire. Upon vesting, a SAR will entitle the holder to exercise the right to receive an amount of cash, shares of Common Stock or other property having an aggregate value equal to the product of (i) the amount by which the fair market value of the Common Stock exceeds the grant price (the price of Common Stock on the date of grant, as set forth in the Award Agreement) and (ii) the number of SARs being exercised. The 2013 Plan limits the number of shares underlying SARs that may be granted to a particular Eligible Person to no more than 300,000 in a calendar year.

Dividend Equivalent Rights

The 2013 Plan also provides for the grant of Dividend Equivalent Rights (“DER”). A DER may only be issued in connection with a 2013 Plan award subject to vesting rights, except that no DER may be granted in connection with a grant of Restricted Shares, Bonus Shares, Cash Awards or SARs, unless such SAR vests upon the attainment of certain performance goals or is granted to an Eligible Person not considered a “Covered Employee” under Section 162(m) of the Code. The holder of a DER will be entitled to receive cash, shares of Common Stock or other property equal in value to dividends or other distributions paid with respect to the number of shares of Commons Stock specified in the Award Agreement. The Compensation Committee will have discretion as to the form or forms of property used to satisfy the award.

Restricted Share Units

The 2013 Plan also provides for the grant of Restricted Share Units (“RSU”). Each such award shall be made pursuant to an Award Agreement which will set forth the terms and conditions of such award. Upon vesting, which is usually performance-based, an RSU entitles the recipient to either the delivery of one share of Common Stock, or a cash payment equal to the fair market value of a share of Common Stock on the vesting day, for each RSU awarded. The Compensation Committee will have discretion as to the form or forms of property used to satisfy the award. The 2013 Plan limits the number of shares underlying RSUs that may be granted to a particular Eligible Person to no more than 150,000 in a calendar year.

Cash Awards

The 2013 Plan allows the Compensation Committee to grant, separately or in tandem with another award, a Cash Award to an Eligible Person under such terms and conditions as the Compensation Committee determines. The maximum value for which a Cash Award may be paid to an Eligible Person during any calendar year is $1 million.

Other Stock-Based Awards

The 2013 Plan allows the Compensation Committee to grant Eligible Persons other Stock-Based Awards, which consist of a right denominated or payable in shares of Common Stock. The maximum number of shares of Common Stock or the value for which other Stock-Based Awards may be granted to an Eligible Person during any calendar year is 300,000 shares of Common Stock, if the award is in shares, or $1 million, if the award is denominated in cash.

Performance-Based Compensation

The 2013 Plan provides the Compensation Committee with the authority, at the time of grant of any award (other than options and stock appreciation rights granted with an exercise price or grant price equal to or greater than the fair market value per share of Common Stock on the date of the grant), to designate such award as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. In addition, the 2013 Plan provides the Compensation Committee with the authority to make an award of a cash bonus to any Participant and designate such award as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code.

During the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), which period may not be less than one year nor more than five years (the “Performance Period”), the Compensation Committee may, in its sole discretion, select which Eligible Persons will be eligible to receive performance compensation awards in respect of such Performance Period. The 2013 Plan provides that, with regard to a particular performance compensation award, the Compensation Committee has full discretion to select the length of the Performance Period, the performance criteria that will be used to establish the performance goal, the kind(s) and/or level(s) of the performance goal(s) that is (are) to apply to the Company and the performance formula to be applied against the relevant performance goal to determine, with respect to the performance compensation award of a particular Eligible Person, whether all, some portion or none of the performance compensation award has been earned for the Performance Period. The performance criteria that will be used to establish the performance goal(s) will be based on the attainment of specific levels of performance of the Company and will be limited to the following:

•	earnings per share;

•	earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”);

•	earnings before interest and taxes (“EBIT”);

•	EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue;

•	market share;

•	sales;

•	costs;

•	return on equity;

•	operating cash flow;

•	discretionary cash flow;

•	return on net capital employed;

•	stock price performance; and

•	any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee.

The maximum amount payable in the aggregate to any one Eligible Person during any calendar year under the 2013 Plan for a Performance Period with respect to performance compensation awards of Restricted Shares, RSUs or Phantom Shares is 300,000 shares of Common Stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, determined as of the date set forth in the applicable award agreement. The maximum amount that can be paid in any calendar year to any Eligible Person pursuant to a performance-based compensation Cash Award is $1 million.

Claw-Back Policy

The 2013 Plan and the form of Award Agreement provide that all awards shall be subject to the provisions of any clawback policy implemented by the Company from time to time to the extent set forth in the clawback policy and/or in the applicable Award Agreement. For a description of the Company’s clawback policy, see “Company Information—Clawback Policy” on page 22.

Change in Control

The 2013 Plan provides that, upon a Change in Control (as defined in the 2013 Plan) of the Company, all unvested awards shall automatically vest, except for any performance-based compensation award, which shall vest in accordance with the terms of the performance-based compensation Award Agreement. Upon a Change in Control, each award, other than an outstanding Option or SAR, whether vested or not, shall terminate prior to the occurrence of the Change in Control, and the holder of such award shall receive, with respect to each share of Common Stock subject to such award, cash, other securities or property which a holder of a share of Common Stock is entitled in connection with the Change in Control. Additionally, upon a Change in Control, the Compensation Committee will have discretion to determine one of two potential outcomes for Options and SARs. First, the Compensation Committee may allow the exercise window of all Options and SARs to accelerate and become exercisable in full for a limited period of time before the Change in Control. Alternatively, the Compensation Committee may require any holder of an Option or SAR to surrender his or her award in exchange for payment of an amount by which the change of control price (as determined in accordance with the 2013 Plan) exceeds the exercise price or grant price.

Amendment and Termination

Except as required by applicable law or NASDAQ listing requirements, the Board or the Compensation Committee may amend, suspend or terminate the 2013 Plan at any time, except that any amendment or restatement that would materially increase the maximum number of shares that may be issued under the 2013 Plan or materially increase the number of persons eligible to receive grants under the 2013 Plan requires shareholder approval. No amendment can adversely affect the rights of any holder of an outstanding award.

Federal Income Taxes

The following is a summary of the material federal income tax consequences of receiving awards under the 2013 Plan and is based upon an analysis of the current provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. An individual may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and does not constitute tax advice.

Nonstatutory Stock Options. An Eligible Person receiving NSOs should not recognize taxable income at the time of grant. Such individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the NSOs over the exercise price thereof. In general, subject to the limitations set forth in Sections 162(m) and 280G of the Code and discussed below, the Company is entitled to deduct from its taxable income the amount that the Eligible Person is required to include in ordinary income at the time of such inclusion.

Incentive Stock Options. An Eligible Person granted an ISO will not generally recognize taxable income at the time of grant or, subject certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If such individual holds the shares acquired upon exercise of an ISO for at least two years after the grant date and for at least one year after the exercise date, upon disposition of the shares by the individual, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of prior to the later of two years from the date of grant or one year from the date of exercise), the individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company is not entitled to any deduction on account of the grant of ISOs or the individual’s exercise of the option to acquire Common Stock. However, in the event of a subsequent disqualifying disposition of such shares of Common Stock acquired pursuant to the exercise of an ISO under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in Sections 162(m) and 280G of the Code and discussed below, in general, the Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the Eligible Person.

Restricted Shares. An Eligible Person will not be subject to tax upon the grant of an award of Restricted Shares unless such individual otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of Restricted Shares becomes transferable or is no longer subject to a substantial risk of forfeiture, such individual will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the individual paid for such shares, if any, unless the individual made an election under Section 83(b) of the Code to be taxed at the time of grant. If the individual made an election under Section 83(b) of the Code, the individual will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the individual paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Security Exchange Act of 1934). The Company will be able to deduct, at the same time as it is recognized by the Eligible Person, the amount of taxable compensation to the individual for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designed in those Sections.

Phantom Shares and Restricted Share Units. An Eligible Person will not be subject to tax upon the grant of a Phantom Share or RSU award. Rather, upon the delivery of shares of Common Stock or cash pursuant to a Phantom Share or RSU award, such individual will have taxable compensation equal to the fair market value of the number of shares of Common Stock (or the amount of cash) the individual actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the individual for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Appreciation Rights. No income will be realized by an Eligible Person upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, such individual will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Bonus Shares, Cash Awards and Other Stock Based Awards. An Eligible Person will be subject to tax on the payment of any Bonus Shares, cash with respect to a Cash Award and cash or shares with respect to Other Stock Based Awards. Such individual will have taxable compensation equal to the fair market value of the number of shares of Common Stock (or the amount of cash) the individual actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the Eligible Person for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Dividend Equivalent Rights. An Eligible Person will be subject to tax on the payment of any cash, shares of Common Stock or other property with respect to any Dividend Equivalent Right award. Such individual will have taxable compensation equal to the fair market value of the property the individual actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the Eligible Person for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m) Limitation. Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. This limit, however, does not apply to qualified performance based compensation under Section 162(m) of the Code. The 2013 Plan is designed to meet the requirements of Section 162(m) of the Code; however, awards granted under the 2013 Plan will be treated as qualified performance based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Code. We cannot assure you that compensation attributable to awards granted under the 2013 Plan will be treated as qualified performance based compensation under Section 162(m) of the Code and thus be deductible by the Company.

Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of awards or the accelerated lapse of restrictions with respect to other awards in connection with a Change in Control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the individual may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote “FOR” the adoption of the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013.

AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Audit Committee’s functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company’s procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for auditing both the Company’s financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the Company’s interim financial statements as well as the Company’s annual financial statements and the independent auditor’s examination and report on the Company’s annual financial statements. The Audit Committee has discussed with the independent auditors the matters required by generally accepted auditing standards, including those described in PCAOB AU Section 380, “Communication with Audit Committees.” The Audit Committee reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including PCAOB Auditing Standard No. 5 regarding the audit of internal control over financial reporting. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Company annually reviews any relationships between management, members of the Board and its independent registered public accounting firm and reviews any issues with outside counsel. In 2012, there were no outside relationships existing between management and the directors and the Company’s independent registered public accounting firm.

The Audit Committee reviewed the Company’s audited financial statements and internal control over financial reporting for the year ended December 31, 2012, and discussed them with management and the independent auditors. Based on the aforementioned review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence and concluded that no conflict existed.

The Audit Committee’s policy is that the Audit Committee will pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditors. The Audit Committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more Audit Committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has adopted procedures for the pre-approval of services by the Company’s independent auditor. The Audit Committee will, on an annual basis, retain the independent audit firm and pre-approve the scope of all audit services and specified audit-related services. The Chair of the Audit Committee or the full Audit Committee must pre-approve the firm’s review of any registration statements containing or incorporating by reference the firm’s audit report and the provision of any related consent and the preparation and delivery of any comfort letters. Any permitted non-audit services must be pre-approved by either the Chair of the Audit Committee or the full Audit Committee. In fiscal years 2011 and 2012, Company’s independent auditors did not provide any non-audit services and, therefore, no services were subject to the pre-approval process described above. The Audit Committee has selected Deloitte & Touche LLP as its independent auditor for 2013. Deloitte & Touche LLP, independent registered public accounting firm, audited the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2012 and has advised the Company that it will have a representative at the Annual Meeting who will be available to respond to appropriate questions. Such representative will be permitted to make a statement if he or she desires to do so.

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The following members of the Audit Committee have delivered the foregoing report:

S. V. Baer, Chairman

J. J. Jongebloed

J. H. Lollar

R. R. Stewart

Independent Public Accountants

Aggregate fees incurred by the Company for the years ended December 31, 2012 and 2011, for services performed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) include:

	2012	2011
Audit Fees(a)	2,185,141	1,169,000
Audit-Related Fees(b)	46,250	734,000
Subtotal Audit and Audit Related	2,231,391	1,903,000
Tax Fees(c)	0	0
All Other Fees	0	0

Total Fees	2,231,391	1,903,000

(a)	Includes fees billed and expected to be billed for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of the Company’s quarterly financial statements, and foreign statutory audits.

(b)	Includes fees for acquisition related activities and the SEC Regulation S-X Rule 3-05 audits of Quinn’s Oilfield Supply, Ltd.

(c)	Includes tax compliance fees for assistance with federal, state and foreign income tax returns and audits, and various tax planning and consultation matters.

No consulting-related fees were incurred by the Company with respect to independent auditors during 2011 and 2012.

COMPANY INFORMATION

Information about Continuing Directors and Director Nominees

Name	Position with the Company	Age	Director Since
Douglas V. Smith*	Director, Chairman of the Board	70	1993
John F. Anderson*	Director	70	2003
Suzanne V. Baer*	Director	65	2005
John F. Glick	Director, President and CEO	60	2007
John D. Hofmeister*	Director	65	2010
James T. Jongebloed*	Director	71	2002
Richard R. Stewart*	Director	63	2009
Howard J. Trout, Jr.*	Director	68	1980
Thomas E. Wiener*	Director	72	1987
Amr Z. Selim*	Director Nominee	57	—

*	Indicates independence, as independence is defined in Exchange Act Rule 10A-3(b)(1) and NASDAQ Listing Rule 5605(a)(2).

Biographical information for the nominees to serve as Class I Directors, Messrs. Glick, Hofmeister, Wiener and Selim can be found on page 4 of this Proxy Statement under “Proposal No. 1—Election of Directors.”

The Class II Directors will serve until the 2014 Annual Meeting of Shareholders. Biographical information, including principal occupation and business experience during the last five years, for each Class II Director, is as follows:

Suzanne V. Baer, formerly Executive Vice President and Chief Financial Officer of Energy Partners, Ltd. from 2001 to 2005. Age 65. Ms. Baer became a director of the Company in 2005 and serves as Chairman of the Audit Committee and a member of the Pension Committee. Ms. Baer also serves as a member of the Board and Audit Committee of Hercules Offshore, Inc. Ms. Baer’s board service experience along with her strong executive background, which includes executive positions with Energy Partners, Ltd., Burlington Resources, Inc. and Louisiana Land and Exploration Company, have provided her with distinctive insights into the management and operation of a variety of companies in the energy market. Her experience as a financial executive and as a Certified Public Accountant combined with her experience leading companies that compete within the energy markets provides the Board with a comprehensive and unique set of skills. Ms. Baer received her B.A. from Louisiana State University and her M.B.A. from Tulane University.

James T. Jongebloed, formerly Chairman, President and CEO of Pool Energy Services, Inc. from 1978 to 1999. Age 71. Mr. Jongebloed became a director of the Company in 2002 and serves as a member of the Nominating and Governance Committee and the Audit Committee. Mr. Jongebloed was the General Counsel and Corporate Secretary of Atwood Oceanics from 1973 to 1978. He also previously served as a director of Nuevo Energy Company, which provided him with valuable board experience. Mr. Jongebloed served on the Audit

Committee during his service on the Nuevo Energy board. His full profit and loss responsibility as an energy company CEO as well as his legal background and prior board experience provide him with a broad-ranging experience to assess the Company’s performance, opportunities, risk and strategy. Mr. Jongebloed received a B.S. degree in Chemical Engineering from the University of Houston and his Doctor of Jurisprudence from South Texas College of Law.

Howard J. Trout, Jr., manager of his own investments. Age 68. Mr. Trout has been a director of the Company since 1980 and serves as Chairman of the Pension Committee and as a member of the Executive Committee and the Nominating and Governance Committee. Mr. Trout is a descendant of one of the Company’s founding families, and Mr. Trout and the Trout family are holders of a significant number of shares of the Company’s Common Stock. His presence on the Board provides a historical link to the Company’s founders and the basic philosophy that has maintained the direction of the Company throughout its 110-year history. He also was employed by the Company for 17 years, serving as a Sales Manager in what is today the Power Transmission Division. Mr. Trout provides the Board with a working understanding of product design and industrial gear markets and an appreciation for the importance of customer service and building strong customer relationships, which are integral parts of a successful company. He is a graduate of Texas Tech University with degrees in Industrial Management and Industrial Engineering.

The Class III Directors will serve until the 2015 Annual Meeting of Shareholders. Biographical information, including principal occupation and business experience during the last five years, for each Class III Director, is as follows:

John F. Anderson, manager of his own investments. Age 70. Mr. Anderson has been a director of the Company since 2003 and currently serves as a member of the Executive Committee, Compensation Committee and Pension Committee. As a descendant of one of the Company’s founding families and having an active involvement in regional organizations, he provides the Board with local knowledge of and linkage to the area in which most of the Company’s employees and manufacturing facilities are located. His background as President of a property and casualty insurer provides experience in risk assessment and loss control to the Board. He holds a B.S. degree in Political Science from Stephen F. Austin State University.

Douglas V. Smith, Chairman of the Board of the Company. Age 70. Mr. Smith was elected President, CEO and a director of the Company in January 1993 and Chairman of the Board in May 1995. Mr. Smith retired from active employment in February 2008. Mr. Smith serves as Chairman of the Executive Committee and is an ex oficio member of the Pension Committee, Audit Committee and Nominating and Governance Committee. Prior to his more than 15 years as President and CEO of the Company, Mr. Smith held executive management positions with Cooper Industries, Inc. and Cameron Iron Works, Inc. with an aggregate 25 years of experience with those companies. As the Company’s President and CEO, Mr. Smith was integrally involved in the Company’s strategic planning, acquisitions and financial and operational reporting, and as a result, he possesses invaluable knowledge of and insight into the Company’s management and operations, which provides him with an excellent perspective to assess risks, opportunities, credibility and strategic direction. He received his B.S.M.E. from Clemson University, his M.S.M.E. from the University of Kentucky and his M.B.A. from the Harvard Graduate School of Business.

Richard R. Stewart, formerly President and CEO of GE Aero Energy and an officer of General Electric Company from February 1998 to January 2007. Age 63. Mr. Stewart became a director of the Company in 2009. Mr. Stewart is a member of the Pension Committee and Audit Committee. From 1972 to 1998, Mr. Stewart served in various positions of increasing responsibility at Stewart & Stevenson Services, Inc., including Group President and member of the Board of Directors. Mr. Stewart currently serves on the boards of Kirby Corporation, where he is a member of the Audit Committee, and Eagle Materials, Inc., where he serves as Chairman of the Compensation Committee. His experience with power transmission equipment and its application throughout the world provides the Board with a tremendous resource. In addition to operational experience, Mr. Stewart’s executive management positions have provided him with substantial experience in the preparation and review of financial results and reports. He received his B.B.A. in finance from the University of Texas.

Information about Retiring Directors

John H. Lollar, Managing Partner of Newgulf Exploration, L.P. since 1996. Age 74. Mr. Lollar was elected a director of the Company in 1997 and currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Lollar was formally Chairman, President and CEO of Cabot Oil and Gas Corporation from 1992 to 1995, and President and Chief Operating Officer of Transco Exploration Company from 1982 to 1992. He has also served as a director of Plains Exploration and Production Company since 1995 and is a member of the Audit Committee and Chairman of the Compensation Committee. During his service as a director, Mr. Lollar has provided expert perspective regarding the markets served by the Company and he has also participated in the formulation and execution of the Company’s growth strategy, which has involved six acquisitions in addition to organic growth during his tenure as a director. Mr. Lollar received his B.S. in Geology from the University of Oklahoma and his Masters in Business Administration from the University of Houston. He is a current member of the board of the Houston Chapter of the National Association of Corporate Directors.

Although Mr. Lollar is not eligible to stand for reelection at the Annual Meeting due to the maximum age limit for director nominees in the Company’s Bylaws, Mr. Lollar will continue to serve as a director and committee member until his successor is duly elected and qualified following the Annual Meeting. In his 16 years of service to the Company and the Board, Mr. Lollar has provided valuable insight and was instrumental to developing and achieving the Company’s growth strategy during that time, and both the Board and the Company deeply appreciate his innumerable contributions to the Company’s success.

Board Committees

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Governance Committee and the Pension Committee. The Board has also established, and may in the future establish, special purpose committees to address certain matters presented to the Board.

Audit Committee

The Audit Committee is currently comprised of Ms. Baer (Chairman) and Messrs. Jongebloed, Lollar, Smith (ex officio) and Stewart. The Board has determined that each of Ms. Baer and Messrs. Jongebloed, Lollar, Smith and Stewart is independent (as independence is defined in Exchange Act Rule 10A-3(b)(1) and in NASDAQ Listing Rule 5605(a)(2)), is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and is “financially sophisticated” as defined in NASDAQ Listing Rule 5605(c)(2)(A). Ms. Baer has served in several corporate executive positions, including Chief Financial Officer and Treasurer positions. Messrs. Jongebloed, Lollar, Smith and Stewart, in addition to serving as CEOs of major corporations and organizations, have had financial education and training. The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at www.lufkin.com and which is attached to this Proxy Statement as Attachment B. The charter requires the Audit Committee to reassess and report to the Board on the adequacy of the charter on an annual basis.

The Audit Committee is, among other things, responsible for:

•	appointing, replacing, compensating and overseeing the work of the independent auditor;

•

reviewing and approving the scope of services to be performed by the independent auditor during the coming year, including reviewing the amount of fees to be budgeted and paid to the independent auditor;

•	separately meeting with the independent auditor, the senior internal auditor and the Chief Financial Officer with respect to the status and results of their activities;

•

reviewing, approving and discussing with management and the independent auditor the annual and quarterly financial statements, the annual report to shareholders, and the annual reports on Form 10-K and quarterly reports on Form 10-Q;

•	reviewing earnings and press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	recommending to the Board whether the audited financial statements should be included in the Company’s form 10-K; and

•	establishing procedures to promote and protect whistle blowing.

The Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other consultants. The Committee meets periodically with the Company’s Chief Compliance Officer to receive updates on general and specific compliance topics.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Lollar (Chairman), Anderson, and Hofmeister. The Compensation Committee is composed entirely of directors who satisfy the criteria for independence under applicable law and NASDAQ Listing Rule 5605(a)(2) and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the Compensation Committee.

The Compensation Committee is, among other things, responsible for:

•	determining matters of policy and procedures relating to executive compensation;

•	recommending to the non-employee members of the Board the CEO’s compensation level based on the Board’s performance evaluation of the CEO;

•	approving the compensation of the other Executive Officers and reviewing the succession plan relating to positions held by the other Executive Officers;

•	approving and administering the incentive compensation plans and equity-based plans of the Company;

•	approving all grants of awards to employees and non-employee directors under the Company’s equity incentive plans;

•	reviewing and recommending the amount and method of compensation for non-employee Board members;

•

reviewing and approving any employment agreements and severance arrangements; any change in control agreements or related provisions affecting compensation; and any special or supplemental compensation for Executive Officers, including perquisites.

•	reviewing and discussing with management the annual compensation discussion and analysis (the “CD&A”) and determining whether to recommend its inclusion in the Company’s proxy statement; and

•	overseeing the Company’s compliance with Nasdaq rules and regulations related to equity compensation plans and stockholder approval thereof.

The charter of the Compensation Committee is available on the Company’s website at www.lufkin.com and is attached to this Proxy Statement as Attachment C.

Executive Committee

The Executive Committee is currently comprised of Messrs. Smith (Chairman), Anderson, Trout and Wiener. The purpose of the Executive Committee is to advise management during intervals between Board meetings. The Executive Committee has the power and authority to manage the business and affairs of the Company, subject to certain matters that are reserved to the full Board, and does so during the intervals between Board meetings.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Messrs. Hofmeister (Chairman), Jongebloed, Smith (ex officio), Trout and Wiener. The Nominating and Governance Committee is composed solely of “independent directors” as defined in NASDAQ Listing Rule 5605(a)(2). The Nominating and Governance Committee’s primary purpose is to discharge the Board’s responsibilities related to public policy matters, the development and implementation of a set of corporate governance principles, the identification of individuals qualified to become Board members and the review of the qualifications and make-up of the Board membership.

The Nominating and Governance Committee is, among other things, responsible for:

•

reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

•	considering and recruiting candidates to fill positions on the Board;

•	considering nominees recommended by shareholders for election as directors;

•

reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons, including, without limitation, recommending whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law and whether directors and committee members are independent;

•	periodically reviewing the Company’s Corporate Governance Guidelines and recommending any updates to the Board;

•	establishing the process for evaluating, and administering the evaluation of, the Board and the committees of the Board;

•

reviewing public issues identified by management and overseeing the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

•	reviewing and approving codes of conduct applicable to directors, officers and employees;

•	reviewing and assessing management’s activities regarding the Company’s Enterprise Risk Management (“ERM”) program;

•

reviewing and administering the Company’s practices for Board continuing education, including matters relating to the Company’s adherence to governance changes, good governance practices, trends and other Board-relevant topics; and

•	overseeing the Company’s Related Person Transactions approval and ratification procedures.

The charter of the Nominating and Governance Committee is available to shareholders on the Company’s website at www.lufkin.com and is attached to this Proxy Statement as Attachment D.

Pension Committee

The Pension Committee is currently comprised of Messrs. Trout (Chairman), Anderson, Smith (ex officio), Stewart, and Wiener and Ms. Baer. The Pension Committee is composed entirely of directors who satisfy the criteria for independence under NASDAQ Listing Rule 5605(a)(2). The purpose of the Pension Committee is to review the performance and administration of the Company’s pension plan.

The Pension Committee is, among other things, responsible for:

•	establishing a pension plan asset investment policy and monitoring the plan’s asset allocation;

•	reviewing the quarterly results of the pension plan investments;

•	reviewing the quarterly investment allocations;

•	receiving a quarterly overview by the plan advisor of fund performance and any recommendations for other investment opportunities;

•	providing to the plan advisor any investment or allocation modifications to meet investment goals or comply with the investment policy;

•	ensuring compliance with all applicable laws and regulations; and

•	reviewing pension benefits provided by the Company.

Board Leadership Structure and Rationale

The Company’s business and affairs are managed by a Board currently comprised of 10 members. The Chairman of the Board is not an officer or employee of the Company. Mr. Glick, the Company’s President and CEO, is a member of the Board and is the only member of the Board who is employed by the Company. Mr. Glick is not a member of any of the Board’s five standing committees.

In addition to its regular Board of Director meetings, it has also been the policy of the Board to hold, at a minimum, semiannual meetings of its independent directors. These scheduled meetings are private and confidential meetings held in conjunction with regular meetings of the Board. Agendas and topics discussed at these meetings are the responsibility of the independent Chairman of the Board or, in the event the Chairman of the Board is not independent, the Lead Director, which, under Company policy, is the Chairman of the Compensation Committee.

The Board has used this leadership structure for the past four years and has found that it provides shared responsibility and is responsive to business requirements and shareholder needs.

Board of Directors Risk Management Process

The Board provides the Company with risk oversight using four principle methods: (1) direct reporting on operations, (2) formal audit reviews, (3) the Company’s ERM program, and (4) director outreach

The most basic element of our risk management process is a group of professional managers responsible for administering the day-to-day operations of the Company. Our managers are tasked with reporting any operational risks or uncertainties to the officers, who assist our management in the evaluation of such risks and uncertainties and report to the Board as necessary through formal and informal means. Our officers’ experience in identifying risk and commitment to maintaining open communication with our managers and directors provides the Board with a key defense in isolating and managing risk. Informal communication between the Board and officers is supplemented by regular business reports from the officers to the Board that identify and measure key business operations and values. The reports are prepared for both internal review as well as required public filings.

A second method of risk management used by the Board consists of both internal and external formal audit reviews. These audit reviews are intended to provide objective reports on financial results and controls to identify any deficiency that may present a risk to the Company. The audit review process is supplemented by the Company’s compliance hotline through which employees and other individuals are able to report risk issues directly to the Audit Committee. Additionally, the Board utilizes several other professionals, such as compensation consultants, outside legal counsel, investment managers, insurance risk managers and independent actuaries, to provide objective expertise to both identify and manage different kinds of risk.

During 2012, the Company implemented its ERM program, which is overseen by the Nominating and Governance Committee. The implementation of the ERM program began with a comprehensive risk analysis performed by an outside risk consulting firm. The risk analysis resulted in the development of a list of the top 50 risks faced by the Company. The Nominating and Governance Committee has requested that management provide semi-annual reports to the Board regarding the status of the top 50 risks so identified. In addition, the Board held a “risk challenge” session during which the non-employee directors assisted management in developing action plans to reduce or, where possible, eliminate the Company’s exposure to the top 10 risks faced by the Company. Additional risk challenge sessions will be held as the Nominating and Governance Committee determines necessary in accordance with management’s semi-annual reports.

In addition to the three formal methods utilized by the Board to identify and manage risk, the Board also draws on the collective resources of its members by relying on each individual director to utilize his/her contacts and experience within the business community for the benefit of our shareholders. Each director has an accumulation of operational, business and financial experience and related contacts, which alerts them to business issues and concerns that may impact the Company. They bring these concerns to the attention of the full Board, where they are reviewed and given appropriate attention.

The Board relies on each of these methods to gather the information necessary to effectively identify and manage risk. The utility of these methods is further enhanced by the Board’s experienced leadership and effective management, which are the product of regular Board and committee meetings in which any matters of concern are openly reviewed and evaluated by members of the Board.

Directors’ Meetings and Compensation

Set forth in the table below is the number of meetings held during 2012 by the Board and each of its standing committees. During 2012, each member of the Board attended 75% or more of the meetings of the Board and the committees of which he or she was a member. As required by NASDAQ Listing Rule 5605(b)(2), the Company’s independent directors have regularly scheduled executive sessions excluding non-independent directors.

Total Meetings Held in 2012
Board of Directors	7
Audit Committee	8
Compensation Committee	3
Nominating and Governance Committee	2
Executive Committee	1
Pension Committee	4

During 2012, in addition to the $45,000 annual retainer for non-employee directors, non-employee directors also received $2,000 for each meeting of the Board and $2,000 for each committee meeting that they attended in person. In 2012, the Chairman of the Board received an additional retainer of $25,000, the Audit Committee Chairman received an additional retainer of $15,000, the Compensation Committee Chairman received an additional retainer of $10,000, and the Pension Committee and the Nominating and Governance Committee

Chairmen each received an additional retainer of $6,000. In addition, on May 2, 2012, each non-employee director received an equity grant of 1,617 shares of restricted stock. The number of shares was derived by dividing $125,000 by the value of the Company’s Common Stock on the day of the 2012 Annual Meeting of Shareholders. These shares of restricted stock are scheduled to vest May 2, 2013. In addition to annual fees and grants, each non-employee director received an option to purchase 20,000 shares of Common Stock on the date of his or her initial election to the Board.

At its November 2012 meeting, the Compensation Committee discussed non-employee director compensation and, based in part on the recommendation of Longnecker & Associates (“L&A”), the Compensation Committee’s outside compensation consultant for 2012, the Compensation Committee approved the following adjustments to non-employee director compensation for 2013:

•	the Pension Committee Chairman and the Nominating and Governance Committee Chairman will receive a $10,000 retainer; and

•	any director that participates in a Board or committee meeting telephonically will receive $500 for such attendance in lieu of the $2,000 fee for in-person attendance.

Director Attendance at Company Annual Meetings

It is the policy of the Board that directors are strongly encouraged to attend all Annual Meetings of Shareholders. All directors attended the 2012 Annual Meeting.

Clawback Policy

In February 2013, the Board adopted a written clawback policy pursuant to which the Company may recover incentive compensation awarded to executive officers in the event that the Company is required to restate certain of its financial statements. The clawback policy is administered by the independent directors of the Board and will be amended by the Board if and to the extent required to comply with any regulations promulgated by the SEC or NASDAQ as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading and Hedging

In February 2013, the Company adopted a written derivatives trading and hedging policy, under which directors and executive officers of the Company are prohibited from engaging in short sales or trading puts, calls or other derivative instruments based on the Company’s common stock. These restrictions enhance the existing prohibition against derivatives trading and hedging contained in the Company’s insider trading policy adopted in September 2011.

Code of Ethics for Senior Financial Officers of the Company

The Company has long-standing policies regarding conflicts of interest and securities law compliance. The Company has also adopted a Code of Ethics for Senior Financial Officers of the Company that reflects these policies and contains additional policy initiatives. The Company requires all of its senior financial officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer, to adhere to the Code of Ethics for Senior Financial Officers of the Company in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics for Senior Financial Officers of the Company requires that senior financial officers avoid conflicts of interest, comply with securities laws and other legal requirements and conduct business in an honest and ethical manner. The Company conveys to its senior financial officers both their obligations and responsibilities under, and the importance of, the Code of Ethics for senior financial officers of the Company.

The Company has established procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has also adopted a written Code of Conduct that is applicable to all employees of the Company, including the senior financial officers, and all directors. The Company has made its Code of Ethics for Senior Financial Officers and Code of Conduct available on its website at www.lufkin.com, or a copy can be obtained by writing to the Secretary, 601 South Raguet, Lufkin, Texas 75904-3951. Any amendment to, or waiver from, the Code of Ethics for Senior Financial Officers of the Company or the Code of Conduct will be disclosed in a current report on Form 8-K within four business days of such amendment or waiver, as required by NASDAQ Listing Rule 5610.

Shareholder Communications with the Board

Any shareholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o Secretary, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904-3951. Any shareholder communication so addressed, unless clearly of a marketing nature, will be delivered unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board.

Information about Current Executive Officers

The following information is submitted with respect to the executive officers of the Company:

Name	Position with Company	Age	Executive Officer Since
J. F. Glick	President and CEO	60	1994
M. E. Crews	Senior Vice President and General Manager—Oilfield Division	56	2008
C. L. Boone	Vice President and Chief Financial Officer	44	2008
A. Cestero	Vice President, General Counsel and Secretary	38	2011
B. J. Gifford	Vice President—Human Resources	57	2010
C. D. Hay	Vice President and General Manager—Power Transmission Division	58	2011
S. H. Semlinger	Vice President—Manufacturing Technology	59	1991

Mr. Crews was named Vice President and General Manager of the Oilfield Division in January 2008 and in September 2012 was elevated to the position of Senior Vice President. Prior to joining the Company, Mr. Crews was employed by Cameron Iron Works, Cooper Oil Tool and Cameron International Corporation in various senior management positions around the world from 1978 until 2007. Mr. Crews holds a B.S. degree in Mechanical Engineering from Texas A&M University and is a graduate of the Harvard University Graduate School of Business Program for Management Development.

Mr. Boone has been employed with the Company since January 1993 and has served as Vice President and Chief Financial Officer since May 2008. He also serves as the Company’s Principal Accounting Officer. From May 2008 to February 2012, Mr. Boone also served as the Company’s Treasurer. Prior to becoming the Company’s Vice President, Treasurer and Chief Financial Officer, Mr. Boone served as the Company’s Corporate Controller from August 1999 to May 2008. Mr. Boone holds a B.S. from Washington & Lee University and an M.B.A. from the Thunderbird School of Global Management.

Mr. Cestero was named Vice President and General Counsel in May 2011 and was named Secretary in July 2011. He also serves as the Company’s Chief Compliance Officer. Prior to joining the Company, Mr. Cestero was employed by Seahawk Drilling, Inc., an offshore drilling company, as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary from August 2009 until February 2011. In February 2011, having experienced a significant, prolonged reduction in its cash flow as a result of the deepwater offshore drilling moratorium declared in response to the Deepwater Horizon/BP oil spill in the Gulf of Mexico, Seahawk Drilling filed for reorganization under Chapter 11 of the United States Bankruptcy Code and its assets simultaneously sold to Hercules Offshore, Inc. Prior to his work with Seahawk Drilling, Mr. Cestero was employed by Pride International, where he served in various positions within the General Counsel’s office beginning in 2002, including as Deputy General Counsel and Assistant Secretary. Mr. Cestero holds a J.D. from Stanford University Law School and a B.A. and an M.B.A. from Rice University.

Mr. Gifford was named Vice President of Human Resources in September 2010. Prior to joining the Company, Mr. Gifford was employed by Xtreme Coil Drilling Corporation in Houston, Texas, as Corporate Director of Human Resources from 2008 until 2010, and was the owner of an executive search corporation from 2005 until 2008. Mr. Gifford also previously held management positions with Schlumberger and ENSCO International. Mr. Gifford holds a B.A. in Psychology from the University of Windsor.

Mr. Hay was named Vice President and General Manager of the Power Transmission Division in September 2011. Prior to joining the Company, Mr. Hay was employed by Crane Group at the Manitowoc Company as Senior Vice President of Global Operations from May 2011 until September 2011. He also served as Vice President of Operations at Manitowoc Shady Grove from 2007 until May 2011. Prior to joining Manitowoc, Mr. Hay served in various senior operations, procurement and lean manufacturing positions at Joy Mining Machinery, JLG Industries and Ingersoll-Rand Company. Mr. Hay holds a B.S. in Industrial Engineering from The Ohio State University.

Mr. Semlinger has been employed by the Company since December 1975. Prior to becoming the Company’s Vice President—Manufacturing Technology in April 2007, Mr. Semlinger served as Vice President and General Manager of the Company’s Trailer Division from December 1997 until April 2007. Mr. Semlinger holds a B.S.B.E. degree from Texas A&M University

Biographical information for Mr. Glick can be found on page 4 of this Proxy Statement under “Proposal No. 1—Election of Directors”.

There is no family relationship, either by blood, marriage or adoption, among any directors, director nominees or executive officers of the Company.

EXECUTIVE COMPENSATION

Our Executive Compensation and Corporate Governance Practices

•	We tie a significant percentage of our NEOs’ pay to performance through the cash incentive compensation plan and performance-based stock awards.

•	We derive annual cash incentive compensation awards from formulas and cap such awards at 200% of target bonuses.

•	We use an independent compensation consultant to help develop the levels and elements of executive pay.

•	We maintain a clawback policy to further limit any risks that might arise from our performance-based pay structure and discourage excessive risk taking.

•	We maintain a policy prohibiting our directors and executive officers from trading in derivatives of the Company’s stock.

•	We set our executive pay based on benchmark levels relative to a group of peer companies identified by our independent compensation consultant.

•	We have a majority voting standard for the election of directors.

•	We have a policy requiring that incumbent directors who fail to receive a majority vote tender their resignation.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other three most highly-compensated officers (collectively, our “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components. Although this CD&A focuses on the information in the tables below and related footnotes, as well as the supplemental narratives relating to the fiscal year ended December 31, 2012, we also describe compensation actions taken before or after the last completed fiscal year to the extent such discussion enhances the understanding of our executive compensation disclosure.

Overview of 2012

In 2012, the Company experienced a significant increase in demand for its Oilfield division products driven by the expansion of our customer base due to acquisitions and organic growth as well as an increase in orders from existing customers. As a result of the increased sales, the Company’s revenues grew 37% year-over-year. However, the heightened demand exerted substantial pressure on the Company’s production facilities and required the Company to increase the capacity of its production lines through the purchase of additional machinery and equipment and the hiring of new employees, for which the Company incurred significant capital expenditures and costs associated with training new employees.

The increased capital and other costs required to fulfill demand partially accounted for the disparity between the year-over-year revenues growth of 37% and the 24% growth in net earnings. Another factor that negatively affected net earnings was the underperformance of the domestic operations for the Power Transmission division. We believe the Power Transmission division’s margins can be significantly improved through a focused effort to improve project pricing, control project costs and improve production rates. In fact, the Company is encouraged by the sequential growth Power Transmission experienced in its profit margin during the fourth quarter 2012, which we attribute in large part to the efforts of the division’s relatively new senior management team.

Additionally, during 2012, the management successfully implemented two central strategies of the Company’s growth plan: (1) the extension of the Company’s geographic footprint and (2) the expansion of the Company’s product offerings. The Company extended its geographic footprint by completing construction on its new 375,000 square foot factory in Romania. Once the Romanian facility becomes operational, it will help to expand and diversify the Company’s manufacturing operations, optimize manufacturing costs and decrease the time-to-market for the Oilfield division’s eastern hemisphere orders. In addition, the Romanian facility will increase the Oilfield division’s global capacity, allowing for a greater number of orders to be processed.

The Company’s product offerings were expanded by the acquisition of Zenith Oilfield Technology Limited (“Zenith”) in February 2012. Zenith is a leading provider of down-hole monitoring, data gathering and control systems for artificial lift applications. The Company was also able to realize synergies in its distribution network and service centers from the acquisition and integration of Zenith and the integration of the following acquisitions completed in 2011:

•	Pentagon Optimization Services, Inc., a diversified Canadian well optimization company that assembles and services plunger lift equipment;

•	the reciprocating down-hole and progressive cavity pump business of Quinn’s Oilfield Supply Ltd., a Canadian company with a major focus on the North American markets;

•	Datac Instrumentation Limited (“Datac”), a provider of technology that enables artificial lift equipment to transmit and receive performance data as well as remote terminal unit technology; and

•	Realflex Technologies Limited (“Realflex”), a provider of real-time server software packages for process control systems.

The Company also commenced product integration and expects to introduce its new iWell automation product, which incorporates technologies from Datac, Zenith and Realflex, to customers in 2013.

In addition to the Company’s organic growth, the new product offerings helped the Company increase its share of the $11 billion market for artificial lifts products from 9% in 2011 to 10% in 2012, according to Spears & Associates, further solidifying the Company’s position as a major provider of artificial lift products and a leader in the rod lift sector of the artificial lift market.

The transition to SAP’s enterprise resource planning platform also provided significant challenges for the Company during 2012. As the Company transitioned from a primarily domestic supplier to a global provider of artificial lift solutions, the Company experienced a need for greater sophistication in its data management and sharing throughout the organization. After a significant period of pre-launch testing, the Company launched the initial phase of the SAP platform in North America and Romania during the first quarter of 2012. Many modules of the software that performed well during testing failed after launch. After some investigation, it became clear that the system failures were a result of configuration errors. The Company experienced significant costs in addressing the problem, including the time and efforts of many members of senior management. The software is currently stable, but requires additional attention to perform as originally expected. The Company hopes for the software to be performing optimally by the end of 2013, at which time the Company will begin transitioning all operations to the new platform.

The financial performance of the Company did not meet performance goals established at the beginning of 2012, due in part to the challenges that accompanied capacity expansion and the issues associated with SAP implementation. The Compensation Committee considered the effect of these challenges in determining awards under the cash incentive compensation plan and ultimately determined that challenges did not warrant an increase in awards under the cash incentive compensation plan in excess of the formulaic award. Accordingly, cash incentive compensation awards for our officers and employees for the 2012 year, which were paid in 2013, were severely curtailed and unusually low compared to prior years.

Compensation Program Philosophy and Objectives

Our future success and ability to create long-term value for our shareholders depends on our ability to attract, retain and motivate the most qualified individuals in the energy services and manufacturing industries. It is important to note that, over the past five years, the energy market has been extremely competitive for key executive and technical talent, and as a result, compensation has continually increased in the industry, with specific focus on retention-oriented elements. With that competitive landscape in mind, we believe compensation should:

•	be viewed as an investment which aids in the attraction, retention, and motivation of the most qualified individuals in the energy services and manufacturing industries;

•	be competitive with the compensation of persons having similar responsibilities and duties in other companies in the same and closely-related industries;

•	align the interests of the individual with those of our shareholders and emphasize long-term value creation;

•	be influenced by pay for performance, whereby an individual’s total compensation is influenced by the performance of the Company and the individual’s material contributions to that performance; and

•	reflect the unique qualifications, skills, experience and responsibilities of each individual.

In 2012, the compensation package for our named executive officers included base salary, performance-based cash incentive compensation, a long-term equity component and certain other benefits and perquisites, such as 401(k) matching and participation in the Company’s pension plan. We believe that such a package is customary for an energy services and/or manufacturing executive, as it provides a market competitive salary and also aligns the executive’s economic interest with that of our shareholders through performance-based cash incentive compensation and long-term equity incentive awards.

Consideration of Results from “Say-on Pay” Advisory Vote

At the 2012 Annual Meeting, 88% of shareholders entitled to vote and present at the meeting, whether by proxy or in person, approved the compensation of our named executive officers. The results of that vote were 24,420,244 in favor and 1,938,656 against, with 1,425,106 abstentions and 2,284,819 broker non-votes. We view the results of the 2012 “Say-on-Pay” advisory vote as an endorsement of the mix of elements in the Company’s executive compensation package and our executive officers’ respective compensation levels.

Role of Officers

In 2012, the Compensation Committee and the Board made all compensation decisions for Mr. Glick, our President and CEO, based on a review and discussion of Mr. Glick’s performance. Mr. Glick was not party to this process. Mr. Glick was, however, involved in the process of setting compensation for the other named executive officers. He participated in the review of the other named executive officers performed by the Compensation Committee and the Board and, ultimately, made a recommendation to the Compensation Committee and Board as to the compensation level for the other NEOs. The other named executive officers had no role in this process.

Role of the Compensation Consultant

In an effort to align our officers’ compensation competitively with the market, the Compensation Committee engaged an outside, independent compensation consultant, Longnecker & Associates (“L&A”) to review levels and incentive components of the executives’ compensation for fiscal 2012. The primary role of L&A was to provide the Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding base salaries, the design of our incentive programs and executive compensation levels. Our management does not direct or oversee the retention or activities of any compensation consultant with respect to our executive compensation program. L&A also provided assistance in the preparation of this CD&A.

Setting Named Executive Officer Compensation

The total compensation of our named executive officers is determined by taking into account the following factors: (1) the prevailing market for comparable positions, (2) the Company’s financial results and (3) an assessment by the Compensation Committee of an executive’s impact on those results, in order to supplement and balance the statistical elements of compensation. These three factors play important roles in the interpretation of compensation data and assessment of individual performance. Each member of the Compensation Committee considers these factors during the Compensation Committee’s deliberations. There is no specifically assigned weight placed on each factor, which allows the Compensation Committee maximum flexibility to appropriately evaluate value, performance and cost. However, the Compensation Committee considers all three factors in determining total compensation for each NEO.

The first factor in assessing total compensation is the determination of the prevailing market for comparable positions. In 2012, the Compensation Committee retained L&A to provide relevant market compensation information and to provide recommendations for the Compensation Committee’s consideration. L&A reviewed our 2011 peer group and re-analyzed additional potential peers in order to provide the Compensation Committee data that accurately depicts the market in which the Company competes for executive talent, following which L&A recommended and the Compensation Committee accepted the Company’s peer group of energy services and manufacturing companies described below for 2012. In addition to peer compensation data, L&A also utilized published survey data for the energy services and manufacturing industry. Once the market data was established, L&A was able to determine the Company’s position relative to the competitive market. Based on the Company’s position relative to the market, L&A recommended adjustments that would place the Company’s executives at the 50th percentile of the market, consistent with the Company’s compensation philosophy. The Compensation Committee then weighed L&A’s recommendation along with the other two factors.

The second factor considered by the Compensation Committee in determining total compensation was the Company’s financial results for 2012, as determined by the Company’s actual performance compared to a pre-established corporate operating target. The established corporate operating target for 2012 was net operating profit after taxes (“NOPAT”) of $127,432,000. Based upon the Company’s NOPAT of $93,721,000, the Compensation Committee determined that the Company did not attain the 2012 corporate operating target, and as a result, the NEOs’ cash incentive compensation was reduced accordingly.

The third factor used by the Compensation Committee in determining total compensation was the Committee’s assessment of the NEO’s impact on corporate and/or a division’s operating results. This individual assessment is primarily subjective, but the basis for judgment also takes into consideration objective results, such as a division’s operating results. NEOs with corporate responsibilities are assessed on how they support and impact total operations as well as the attainment of the corporate operating target. Members of the Compensation Committee interact personally with, and receive reports from, executives on a quarterly basis. Additionally, the CEO provides feedback to the Compensation Committee on the work product of each executive throughout the year.

Benchmarking and Peer Group Comparison

As discussed above, during 2012, L&A analyzed the Company’s 2011 peer group and additional potential peer candidates in an effort to capture changes in the market that impacted the applicability of certain peers within the Company’s 2011 peer group. As a result, L&A provided a recommended peer group for the Compensation Committee’s review. The Compensation Committee approved the final peer group utilized in the 2012 compensation analysis.

The compensation analysis was based upon an evaluation of 15 energy services or manufacturing companies with revenues ranging from approximately $459 million to $1.93 billion, assets ranging from $306 million to $3.56 billion, and market capitalization ranging from $213 million to $2.75 billion. The consultant utilized the guidelines outlined by Institutional Shareholder Services (0.45x—2.1x) in deciding upon appropriately-sized peer comparators. In addition to financial metrics, L&A and the Compensation Committee also took into account other factors in the determination of appropriate peer comparators, including complexity of operations, company footprint, and compensation practices of each potential peer.

L&A compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. The consultant also provided published survey compensation data from multiple sources, including the following surveys: Economic Research Institute, Mercer, Inc., Kenexa and Towers Watson. For each survey, L&A adjusted the data to appropriately reflect companies of a similar size to the Company.

For each element of compensation for which data was available, L&A averaged the 25th percentiles from the peer group and the published survey data to approximate the 25th percentile for the “market.” A similar process was used to establish the 50th and 75th percentiles. The combination of published survey data and peer compensation data was then used to compare the compensation of our NEOs to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries for our NEOs at the 50th percentile of the market, and targeting annual cash and long-term incentives so that our NEOs will have the opportunity to realize total compensation between the 50th and 75th percentile of the market in the event of superior Company and individual performance.

The peer group and the relationship of the Company to the peer group are illustrated as follows:

Company Name	Ticker	Revenue(1)	Assets(1)	Net Income(1)	Market Value(2)	Enterprise Value(2)	Revenue Growth(1)			TSR(2)
							1 Year	3 Year	5 year	1 Year	3 Year	5 year
Basic Energy Services, Inc.	BAS	$1,243.26	$1,459.93	$47.16	$500.97	$1,187.21	70.7%	23.7%	70.3%	-10.7%	46.6%	-43.1%
CARBO Ceramics Inc.	CRR	$625.71	$740.87	$130.14	$1,484.54	$1,449.68	32.3%	61.3%	120.5%	-49.4%	33.2%	34.2%
Dresser-Rand Group Inc.	DRC	$2,311.60	$3,042.40	$119.70	$4,085.96	$5,059.96	18.3%	5.3%	54.0%	20.6%	77.3%	25.7%
Dril-Quip, Inc.	DRQ	$601.34	$1,085.86	$95.27	$2,985.19	$2,737.05	6.2%	10.8%	35.8%	26.2%	54.4%	52.6%
Helix Energy Solutions Group, Inc.	HLX	$1,398.61	$3,582.35	$129.98	$2,046.76	$2,609.26	16.6%	-33.8%	2.3%	35.6%	37.9%	-53.1%
ION Geophysical Corporation	IO	$454.62	$674.06	$24.77	$1,095.63	$1,147.00	2.3%	-33.1%	-9.7%	37.8%	107.4%	-49.0%
Key Energy Services Inc.	KEG	$1,846.88	$2,599.12	$101.46	$1,231.06	$2,105.99	60.1%	13.7%	19.4%	-17.8%	-2.6%	-52.3%
Matrix Service Company	MTRX	$739.05	$323.14	$17.19	$281.18	$241.45	17.9%	34.4%	15.5%	23.1%	0.6%	-47.4%
EnPro Industries, Inc.	NPO	$1,105.50	$1,252.10	$44.20	$772.11	$1,247.21	27.8%	11.2%	19.1%	24.2%	59.2%	-11.0%
Newpark Resources Inc.	NR	$958.18	$886.84	$80.02	$681.29	$892.09	33.8%	11.6%	49.2%	17.1%	142.3%	43.9%
Parker Drilling Co.	PKD	$686.65	$1,216.25	($50.45)	$522.96	$926.02	4.1%	-17.3%	17.1%	-5.5%	-15.0%	-46.5%
Robbins & Myers Inc.	RBN	$820.64	$1,582.97	$134.01	$2,519.20	$2,387.41	71.6%	4.3%	31.2%	62.6%	155.6%	113.0%
Superior Energy Services, Inc.	SPN	$2,070.17	$4,048.15	$142.55	$3,666.17	$5,544.40	23.1%	10.0%	89.3%	-21.9%	10.5%	-35.7%
Tesco Corporation	TESO	$512.97	$549.22	$27.00	$432.38	$392.32	35.5%	-4.1%	32.8%	-7.5%	42.4%	-58.9%

25th Percentile		$640.9	$777.4	$31.3	$562.5	$981.3	17%	-2%	18%	-10%	16%	-49%
Average		$1,098.2	$1,645.9	$74.5	$1,593.2	$1,994.8	30%	7%	39%	10%	54%	-9%
50th Percentile		$889.4	$1,234.2	$87.6	$1,163.3	$1,348.4	25%	10%	32%	19%	45%	-39%
75th Percentile		$1,359.8	$2,345.1	$127.4	$2,401.1	$2,553.8	35%	13%	53%	26%	73%	32%

Lufkin Industries Inc.	LUFK	$932.1	$1,096.7	$66.0	$1,936.9	$2,218.0	44.4%	25.8%	77.2%	-0.3%	135.6%	120.3%
Percentile Rank within Peer Group		52%	39%	43%	68%	65%	80%	86%	87%	40%	91%	100%

(1)	As of 12/31/2011
(2)	As of 9/25/2012

Going forward, the Compensation Committee will review and re-determine on an annual basis the composition of our peer group so that the peer group will continue to consist of energy services and manufacturing companies (i) with annual revenue, assets and market capitalization similar to the Company and (ii) which potentially compete with the Company for executive talent.

Compensation Committee Schedule. It is the practice of the Compensation Committee to meet in November, typically on the first Tuesday of the month, to discuss the total compensation for the Company’s NEOs and non-employee directors. It is also custom for the Compensation Committee to make grants of equity awards during its November meeting. At the November 2012 meeting, the Compensation Committee reviewed the total compensation for NEOs and non-employee members of the Board and approved the adjustments to non-employee director compensation discussed under “Company Information—Directors Meetings and Compensation” on page 21. At its November 2012 meeting, the Compensation Committee deferred a decision on compensation for NEOs until it reconvened on December 17, 2012 at which time the Compensation Committee determined the 2012 equity compensation and 2013 base salary for NEOs disclosed elsewhere in this Proxy Statement.

Named Executive Officers. For the fiscal year ended December 31, 2012, the Company’s named executive officers were:

•	Mr. John F. Glick, President and CEO;

•	Mr. Mark E. Crews, Senior Vice President and General Manager—Oilfield Division;

•	Mr. Christopher L. Boone, Vice President and Chief Financial Officer;

•	Mr. Alejandro Cestero, Vice President, General Counsel and Secretary; and

•	Mr. Claude D. Hay, Vice President and General Manager—Power Transmission Division.

Elements of Compensation

Base Salary. The Compensation Committee believes that base salary is the component that provides the foundation for the total compensation package, and is representative of the minimum compensation an executive can receive in a given year. The Compensation Committee believes that the Company’s success in recruiting and retaining senior executives in our industry is partly attributable to benchmarking base salary to the 50th percentile of our competitive market. Although the Compensation Committee examines market data, the extensive business experience of the individual members provides them with the judgment to evaluate and adjust an individual’s base salary to reflect his or her performance. After reviewing the available market data, the Company’s financial performance and the individual performance of each NEO, and the recommendations of L&A, the Compensation Committee made the following adjustments to base salaries for 2013.

Named Executive Officer	2013 Base Pay ($)	2012 Base Pay ($)	% Change
John F. Glick	670,000	630,000	6.3
Mark E. Crews(1)	360,000	328,000	9.8
Christopher L. Boone	319,000	290,000	10.0
Alejandro Cestero	285,000	260,000	9.6
Claude D. Hay	261,000	250,400	4.2

(1)	Mr. Crews received a salary increase with his promotion to Senior Vice President on September 1, 2012. His base pay from September 1, 2012 to December 31, 2012 was $350,000.

Cash Incentive Compensation. The Compensation Committee utilizes the performance-based cash incentive compensation component of total compensation to incentivize named executive officers and other Company executives to meet and exceed their performance objectives described more fully below and to align their interests with the performance of the Company. In 2012, the Compensation Committee solicited and received a recommendation from L&A regarding target levels for cash incentive compensation for NEOs and other Company executives. Mr. Glick’s target was set at 75% of base salary and the target for our Senior Vice President and Vice Presidents was set at 50% of base salary.

Awards under the cash incentive compensation plan are evaluated and determined at the discretion of the Compensation Committee following the end of a plan year based on the executive’s achievement of performance goals according to the formula established for such executive for such year. The cash incentive compensation plan rewards each executive for satisfaction of performance targets under the following measurements:

Financial Performance Target	The financial performance target is based on the Company’s net operating profit after taxes
(“NOPAT”), calculated as net income after income taxes. We also exclude certain non-
recurring gains, losses or costs, so that it is reflective of the operational income of the
Company. Division operating income (“DOI”) is utilized with NOPAT for those executives who also have divisional operations accountability.

Safety Performance Target	The safety performance target represents the improvement required, or desired result, in the Total Recordable Incident Rate (“TRIR”). TRIR rates are ratios measuring the frequency of reportable incidents, such as injuries, per 200,000 man hours. The award for officers with divisional responsibilities is based on the TRIR for the division they oversee.

Additional Individual Objectives	Individual performance goals are based on individual objectives for each executive specific to their area of expertise and oversight, such as implementation of a new corporate initiative, system or policy. Our CEO sets the individual objectives for all other executives.

Our financial performance and safety targets are determined using the Company’s budget and operating plan, respectively, for the year for which the cash incentive compensation awards are made. The operating budget is approved each year by the Board. The Compensation Committee then establishes a financial performance threshold and a financial performance target for the period. There is no minimum overall threshold level required to fund the cash incentive compensation plan; however, each participant must achieve at least 80% of the performance target for each performance measure in order to fund that portion of the plan.

Financial and Safety Performance Measures for 2012

	Threshold	Target	Maximum	Actual
Corporate NOPAT	$101,946,000	$127,432,000	$152,918,000	$93,721,000
Oilfield DOI	$182,001,000	$227,501,000	$273,001,000	$191,725,000
Power Transmission DOI	$25,603,000	$32,004,000	$38,405,000	$16,231,000
TRIR Corporate	4.4	3.5	2.8	3.9
Oilfield	4.4	3.5	2.8	4.3
Power Transmission	4.4	3.5	2.8	3.0

The cash incentive compensation plan also incorporates weightings with respect to each of the performance measurements. For the NEOs, the weightings are as follows:

Named Executive Officer	Performance Measure Weighting
	NOPAT	DOI	Safety	Individual
John F. Glick	85%	—	15%	0%
Divisional VPs	40%	35%	10%	15%
All other NEOs	75%	—	10%	15%

The weighting of the performance measurements under the cash incentive compensation plan reflects the continued emphasis to align our overall financial performance with the incentive compensation of each of the named executive officer and to further emphasize the value of safety to the Company.

The opportunity under the cash incentive compensation plan for officers at the vice-president level and above is calculated as an absolute percentage of earned base salary, and the percentage achieved is multiplied by the respective weighting of the performance measurements. Officers who also have divisional operations accountability have a blended financial target (40% NOPAT and 35% DOI) to achieve the overall 75% of the financial performance target. For each named executive officer, the opportunity as a percentage of base salary for 2012 was calculated as follows:

Named Executive Officer	Cash Incentive Compensation Opportunity—2012
	Threshold		Target		Maximum
	Award as % of Base Salary	Results as % of Goal	Award as % of Base Salary	Results as % of Goal	Award as % of Base Salary	Results as % of Goal
John F. Glick	60%	80%	75%	100%	150%	120%
All other NEOs	40%	80%	50%	100%	100%	120%

Awards are not funded unless threshold results are achieved. Upon achievement of threshold performance goals, an NEO’s award under the cash incentive compensation plan is determined in accordance with the calculations represented in the tables that follow.

2012 Cash Incentive Compensation Plan Awards

In February 2013, the Compensation Committee approved cash awards payable to our NEOs under the cash incentive compensation plan in respect of 2012 performance. The results are presented below:

Named Executive Officer		2012 Base Salary ($)		Overall Performance Target (%)		Actual Performance Relative to Target if Above Threshold (%)		Financial Performance Weighting (%)		Financial Performance Component ($)
John F. Glick		628,846	X	75.00	X	—	X	85.00	=	0
Mark E. Crews	DOI	333,654	X	50.00	X	84.27	X	35.00	=	49,200	*
	NOPAT	333,654	X	50.00	X	—	X	40.00	=	0
Christopher L. Boone		288,654	X	50.00	X	—	X	75.00	=	0
Alejandro Cestero		259,038	X	50.00	X	—	X	75.00	=	0
Claude D. Hay	DOI	250,000	X	50.00	X	—	X	35.00	=	0
	NOPAT	250,000	X	50.00	X	—	X	40.00	=	0

*	Rounded

Named Executive Officer	2012 Base Salary ($)		Overall Performance Target (%)		Actual Performance Relative to Target if Above Threshold (%)			Safety Weighting (%)		Safety Performance Component ($)*
John F. Glick	628,846	X	75.00	X	89.74		X	15.00	=	63,500
Mark E. Crews	333,654	X	50.00	X	81.4		X	10.00	=	13,600
Christopher L. Boone	288,654	X	50.00	X	89.74		X	10.00	=	13,000
Alejandro Cestero	259,038	X	50.00	X	89.74		X	10.00	=	11,600
Claude D. Hay	250,000	X	50.00	X	183.34	**	X	10.00	=	22,900

*	Rounded

**	For overachievement, a ratio of 5:1 is used for every percent point in excess of target. Therefore, 116.67% performance (16.67x 5) results in a multiplier of 183.34%.

Named Executive Officer	2012 Base Salary ($)		Overall Performance Target (%)		Actual Performance Relative to Target if Above Threshold (%)		Individual Goal Weighting (%)		Individual Objective Performance Component ($)*
John F. Glick	628,846	X	75.00	X	N/A	X	N/A	=	N/A
Mark E. Crews	333,654	X	50.00	X	100	X	15.00	=	25,000
Christopher L. Boone	288,654	X	50.00	X	100	X	15.00	=	21,600
Alejandro Cestero	259,038	X	50.00	X	100	X	15.00	=	19,400
Claude D. Hay	250,000	X	50.00	X	100	X	15.00	=	18,800

*	Rounded

Total 2012 Cash Incentive Compensation Awards

Named Executive Officer	Financial Performance Component ($)		Safety Performance Component ($)		Individual Objective Performance Bonus Component ($)		Sum of 2012 Cash Incentive Compensation Component ($)		Total 2012 Cash Incentive Compensation Awards by Compensation Committee($)
John F. Glick	0	+	63,500	+	N/A	=	63,500	=	63,500
Mark E. Crews	49,200	+	13,600	+	25,000	=	87,800	=	87,800
Christopher L. Boone	0	+	13,000	+	21,600	=	34,600	=	34,600
Alejandro Cestero	0	+	11,600	+	19,400	=	31,100	=	31,100
Claude D. Hay	0	+	22,900	+	18,800	=	41,700	=	41,700

*	Table rounded to the nearest hundredth

The ability of the Company and the NEOs to attain the financial performance target established by the Compensation Committee is contingent on several factors beyond management’s control, including commodity prices, customers’ capital budgets and the global economy, and it also includes a significant component of “stretch” beyond projections with respect to management’s estimated activity levels. As such, while management believes that the financial performance measurements established by the Compensation Committee are achievable, they may be difficult to attain if underlying assumptions prove to be inaccurate. Similar considerations may affect an NEO’s achievement of production based individual goals.

Additionally, the safety performance targets are determined by the Compensation Committee based on overall year-over-year safety trends relative to the level of activity and including improvement in safety performance that management believes is realistically achievable. In years during which the trend is significantly affected by a volatile employment market, such as significant changes in workforce due to turnover or in order to meet increased activity levels (as was the case for 2012), establishing a practical safety performance target becomes somewhat more difficult. Safety improvement is fundamental to the Company’s core values and those of our customers; accordingly, the Compensation Committee and our CEO, as applicable, continue to set aggressive safety performance targets for our NEOs.

For the reasons discussed in the two previous paragraphs, the Compensation Committee retains discretion to adjust the formulaic awards to accommodate circumstances in which assumptions underlying the performance targets prove to be inaccurate representations of the actual conditions during the fiscal year. Accordingly, the actual amounts granted under the cash incentive compensation plan may vary from the amount derived under the formula. The Compensation Committee exercises that discretion with care and views the results of the “Say-on-Pay” vote as an indirect approval of our use of such discretion to date. In 2012, the awards paid were those produced through operation of the formula and the Compensation Committee did not exercise its discretion to deviate from those awards.

Discretionary Cash Bonuses. In addition to awards under the cash incentive compensation plan discussed above, from time to time, the Compensation Committee may also approve the payment of discretionary cash bonuses to officers and other employees in recognition of an individual’s achievement beyond established targets. No discretionary bonuses were paid to any named executive officer for fiscal year 2012.

Equity Compensation. The Compensation Committee believes that equity awards provide strong alignment between executives and the Company’s shareholders. The Compensation Committee’s process for determining the form and amount of equity awards for each executive begins with a review of the peer group’s methods of delivery of equity, as well as grant-date value received in the market. Share dilution and annual rate are then examined to ensure the Company maintains appropriate levels as compared to the market. In both comparisons, the Company’s position is well within the peer benchmarks. The Compensation Committee then reviews the shareholder value transfer calculation and equity recommendations of L&A. The final recommendation reviewed by the Compensation Committee is submitted by the CEO, who weighs each officer’s experience, level of responsibility, subjective value for teamwork and other contributions toward annual results. Equity recommendations for the CEO are developed by the Compensation Committee. Based on these factors, in 2012, the Compensation Committee approved restricted shares subject to time or performance-based vesting requirements to the NEOs in the amounts reported in this Proxy Statement.

Prior to 2011, equity compensation grants of nonqualified stock options pursuant to the Company’s stock compensation plans were the primary form of equity compensation awarded by the Compensation Committee to NEOs. However, in 2011, based on the equity granting practices of our peer companies and the advice of L&A, the Compensation Committee decided to diversify the long-term equity incentive awards by providing a mix of restricted stock awards and nonqualified stock options. The decision to utilize restricted stock in conjunction with stock options was based on the increasing need to attract and retain key executives in the increasingly competitive market for energy services executives.

Thus, in 2011, the equity compensation awarded NEOs was one-half in nonqualified stock options and one-half in time-based restricted shares, vesting over a three year period. In 2012, the Company awarded performance-based stock instead of nonqualified stock options to better align the Company with the practices of its peer companies. The performance criteria used by which NEOs vest in restricted shares over a three year period is based on the total shareholder return (“TSR”) of the Company compared to the TSR of the Company’s peer group, as determined by the Compensation Committee. The Compensation Committee designated a number of restricted shares as the “target” based on a Monte Carlo valuation of the restricted shares conducted by an independent third party. When the Company’s TSR is positive in the first, second or third year on a cumulative year basis of the three-year vesting period, and depending on the Company’s TSR ranking when compared to the TSR of the Company’s peer group, NEOs may earn from 0 to 200% of the target. Should the Company’s TSR be negative for such same periods and depending on the Company’s TSR ranking compared to the TSR of the Company’s peer group, NEOs may earn 0 to 100% of target.

The awards of performance-based restricted shares may ultimately qualify for preferential tax treatment under Section 162(m) of the Code. While the Compensation Committee is conscious of the benefits provided by Section 162(m) and seeks to avail the Company of such benefits, the awards of performance-based restricted shares will only be treated as qualified performance based compensation under Section 162(m) of the Code if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Code. We cannot assure you that compensation attributable to these awards will be treated as qualified performance based compensation under Section 162(m) of the Code and thus be deductible by the Company.

Executive Compensation Risk Management

The Compensation Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executives and other employees. In fact, the Compensation Committee believes that our compensation program is designed with an appropriate balance of short-term and long-term incentives. Factors considered in this analysis include:

•

setting base compensation for executives at the 50th percentile of our competitive market and rewarding executives through the cash incentive compensation plan for exceptional performance when the Company outperforms, which we believe aligns management’s interests with shareholders’ interests;

•

financial, operational and individual performance measurements under the cash incentive compensation plan that require both objective and subjective performance determinations, with discretion retained by the Compensation Committee to consider imprudent risk assumption that led to short-term gains and adjust the awards produced under such plan accordingly;

•	long-term incentives, such as grants of restricted stock that vest ratably over a number of years, encourage consistent behavior and reward long-term, sustained performance of the Company;

•	the Company’s clawback policy for incentive compensation awarded to executive officers in the case of restated financial results;

•	the Company’s derivatives trading and hedging policy prohibits derivative trading or hedging of the Company’s Common Stock by our executive officers;

•	regularly benchmarking our current compensation practices, policies and pay levels with our peer group;

•	mandatory forfeiture of grants of stock options and restricted stock upon a termination by the Company for cause; and

•	ensuring that our executive compensation programs are overseen by a committee of independent directors, who are advised as needed by an external compensation consultant.

CEO Compensation Analysis. It is the practice of the Compensation Committee to set the CEO’s compensation during its November meeting. Accordingly, Mr. Glick’s compensation for 2012 was set during the November 2011 meeting of the Compensation Committee. Taking into consideration the three factors described above, and the data provided by L&A, the Compensation Committee’s compensation consultant for fiscal year 2011, the Compensation Committee concluded that Mr. Glick’s leadership and business judgment were important factors in the Company’s strategic planning and financial performance. After reviewing and evaluating the peer group compensation data, the Compensation Committee analyzed the Company’s business results and strategic achievement and the contribution they believed Mr. Glick made toward the attainment of those results. As a result, the Compensation Committee determined that Mr. Glick’s base salary should be set at $630,000 for 2012 and, in accordance with the Compensation Committee’s philosophy regarding the cash incentive compensation plan, a cash incentive compensation target of 75% of the CEO’s base salary, or $472,500, was set.

The Compensation Committee believed that the CEO’s total cash compensation target for 2012 of $1,102,500 consisting of his base salary and cash incentive compensation, would place him below the 50th percentile of the Company’s peer group. Accordingly, in December 2012, the Compensation Committee awarded Mr. Glick equity compensation consisting of 11,583 shares of restricted stock subject to time-based vesting requirements with a value of $653,050 and 32,987 shares of restricted stock subject to performance-based vesting requirements with a value of $1,875,088 to bring his total compensation in line with the Company’s peer group. The value of the restricted shares was determined by the closing price of the Common Stock on the day of the Compensation Committee’s December 2012 meeting. Mr. Glick’s cash and equity compensation for 2012, including base salary, cash incentive compensation and equity compensation, was valued at $3,221,638. The Compensation Committee concluded that this total was appropriate given the Company’s results and Mr. Glick’s contribution in the attainment of those results.

At the November 2012 meeting, the Compensation Committee reviewed information provided by L&A regarding compensation levels for CEO’s of the Company’s peer companies. The Compensation Committee concluded that compensation levels have continued to increase due to the continuing growth of the exploration and production industry generally and the energy services industry in particular. In an effort to maintain competitive alignment with the market, the Compensation Committee, utilizing the consultant’s analysis, determined to increase Mr. Glick’s base salary to $670,000 effective January 3, 2013 and set Mr. Glick’s cash bonus target for 2013 at $502,500.

Going forward, Mr. Glick’s targeted total compensation will be aligned between the 50th and 75th percentiles of the Company’s peer group. Mr. Glick’s compensation will next be reviewed in November of 2013.

Officer Compensation Analysis. In assessing compensation of the named executive officers other than the CEO, the Compensation Committee considers the same three factors used in the CEO analysis. However, for these officers, the Compensation Committee also requests a compensation recommendation from Mr. Glick and a supporting performance explanation. The Compensation Committee also closely reviewed and evaluated L&A’s market data comparison. Examples of criteria used to measure the officers responsible for business units are revenue, net income and bookings. Officers with corporate responsibilities are measured based on total corporate operating results along with their attainment of individual financial and administrative objectives. Mr. Glick’s recommendation on compensation is discussed by the Compensation Committee in relation to the peer group market data, the Company’s financial results and the Compensation Committee’s own evaluation of each officer’s performance.

At its November 2012 meeting, the Compensation Committee reviewed the market data provided by L&A and the CEO’s recommendations and made adjustments to base salaries, disclosed above, and determined to reconvene in December to discuss equity grants to the Company’s officers. In December 2012, the Compensation Committee elected to grant restricted stock to the NEOs in order to retain key talent, reflect the corporate operating target and incentivize the executives to focus on shareholder value.

Name	Restricted Shares Issued		Date of Grant
	Time-Based Vesting	Performance- Based Vesting
John F. Glick	11,583	32,987	12/17/2012
Mark E. Crews	7,880	7,481	12/17/2012
Christopher L. Boone	5,973	5,670	12/17/2012
Alejandro Cestero	4,538	4,308	12/17/2012
Claude D. Hay	4,108	3,900	12/17/2012

Severance Benefits. Each of the named executive officers is party to a severance agreement with the Company, pursuant to which the NEO may be entitled to certain severance benefits in the event of termination following a change in control of the Company. Please see “—Change in Control” below. Additionally, Mr. Glick is party to an employment agreement, which also provides for continued salary and benefits in the event of certain termination events. Severance benefits for named executive officers reflect the fact that, in the event that a senior executive leaves the Company, it may be difficult to find comparable employment within a short period of time. The agreements are also designed to separate the Company from the former employee as quickly as practicable.

Where an employee’s termination is without “cause” or the employee terminates employment for “good reason,” the employment agreements provide for a lump-sum cash payment equal to the sum of the base salary that would have been paid to the employee for the remainder of the term of the agreement (at a rate not less than the “base rate”) and a pro-rated bonus based on the employee’s bonus for the immediately preceding year. The Company would also be required to continue health and other benefits for the remainder of the term of the agreement.

Based upon a hypothetical termination date of December 31, 2012, the severance benefits for the NEOs in the event of a termination without “cause” or for “good reason” (and in the absence of a change in control) would have been as follows:

Name	Base Salary	Bonus	Healthcare and Other Insurance Benefits	Pension Payment	Total
John F. Glick	$104,808	$394,000	$8,284	$32,491	$539,583
All other NEOs(1)	—	—	—	—	—

(1)	Messrs. Boone, Crews, Cestero and Hay are not party to employment agreements with the Company and, as such, would not be entitled to severance benefits in the event of termination in the absence of a change in control. Each of the named executive officers is party to a severance agreement with the Company, which provides for certain severance benefits in the event of termination following a change in control of the Company. See “—Change in Control” below for a description of these agreements.

Retirement Plans. The Company maintains a noncontributory defined benefit pension plan covering substantially all U. S.-based employees, including the NEOs. The Company’s Retirement Plan for Employees (the “Qualified Plan”) is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), that provides benefits based on an employee’s years of service and covered compensation. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last 10 years of service to the Company. “Covered compensation” consists of salary and bonus. Benefits are estimated on straight-line annuity computations and reflect offsets for primary Social Security benefits. The Qualified Plan was closed to new participants as of December 31, 2011, but participants in the Qualified Plan prior to that date, including each of the NEOs, continue to accrue benefits under the Qualified Plan for so long as they remain in the employ of the Company.

Under the Code, the maximum annual amount of compensation that can be awarded/paid by a tax-qualified plan such as the Qualified Plan is $220,000, subject to annual adjustments. In addition, the Code limits the maximum aggregate amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified pension plan (“the Pension Restoration Plan”) to provide supplemental retirement benefits to covered executives. The Pension Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant’s annual compensation or maximum aggregate benefit. The benefits calculated under the Pension Restoration Plan are offset by the participant’s benefit payable under the Qualified Plan.

Payment of the specified retirement benefits under the Qualified Plan and the Pension Restoration Plan is contingent upon the continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company are not entitled to benefits under either of the plans. The years of credited service for our named executive officers are: Mr. Glick, 18 years; Mr. Crews, 5 years; Mr. Boone, 20 years; Mr. Cestero, 2 years and Mr. Hay, 1 year.

Change in Control. Our NEOs and other employees helped to build the Company into the successful enterprise it is today and continue to serve the Company with their dedication and leadership. As a result, we believe that it is important to protect them in the event of a change in control of the Company. Further, it is our belief that the interests of shareholders will be best served if the interests of our named executive officers are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, the reluctance of NEOs to pursue potential change in control transactions that may be in the best interest of shareholders.

Each of our named executive officers is party to a severance agreement that provides for compensation to be paid to the NEO in certain circumstances following a termination during the two year period immediately following a change in control. Specifically, the severance agreements provide that, if an NEO is terminated without “cause,” or if an NEO terminates his employment for “good reason,” in each case following a change in control of the Company, the NEO would be entitled to “Change in Control Severance Benefits” which shall include: (i) a lump-sum cash payment equal to the sum of (A) his accrued base salary, (B) a pro-rated bonus (using the higher of the most recent bonus paid to him or the bonus paid to him for the year preceding the change in control) and (C) a multiple (3x for Mr. Glick and 2x for all other NEOs) of the sum of his base salary (using the highest annual base salary paid immediately before or since the change in control) and his bonus (using the higher of the most recent bonus paid to him or the bonus paid to him for the year preceding the change in control); (ii) a lump-sum retirement benefit; (iii) continued health and other benefits for up to two years; and (iv) a tax gross up payment for any excise tax imposed by the Code on the Change in Control Severance Benefits, any other benefit received in accordance with any other plan or agreement of the Company and any taxes on the payment of any excise tax. Such Change in Control Severance Benefit will also be paid to the NEO if, during the one year period immediately preceding the change in control, the NEO’s employment was terminated without “cause” or for “good reason” and such termination was related to the change in control. The Company believes that the Change in Control Severance Benefits are consistent with the general practice among its peers.

The severance agreements also provide the NEOs a “walk-away” right, under which the NEO may terminate his employment for any reason during the 30 days following the first day of the calendar month following the first anniversary of the change in control event and, assuming the NEO has been continuously employed by the Company since the change in control event, such termination will be deemed to have been a termination “without cause,” triggering the NEO’s right to Change in Control Severance Benefits.

In addition to the Change in Control Severance Benefits, the Company’s Incentive Stock Compensation Plan 2000 and cash incentive compensation plan provide for benefits following a change in control event. The Incentive Stock Compensation Plan 2000 provides that, upon a change in control, all awards under the plan automatically and fully vest, all restrictions lapse, and all performance criteria are deemed to have been satisfied. Under the Company’s cash incentive compensation plan, upon a change in control, each participant, including our NEOs, is to be paid a cash bonus equal to the respective participant’s target bonus amount for the change in control year, prorated to reflect the number of days completed in the year prior to the change in control.

Based upon a hypothetical change in control on December 31, 2012 and a contemporaneous termination without “cause” or for “good reason,” each of our NEOs would have received the following:

Name	Base Salary ($)	Bonus ($)	Healthcare and Other Insurance Benefits ($)	Pension Payment ($)	Tax Gross Up ($)	Fair Market Value of Accelerated Equity Compensation ($)	Pro-Rated Bonus from Incentive Cash Compensation Plan ($)(2)	Total ($)
John F. Glick(1)	1,991,346	1,970,000	161,655	912,547	2,643,659	5,178,384	471,635	13,329,226
Mark E. Crews	667,308	468,000	67,858	578,564	847,611	1,558,506	166,827	4,354,674
Christopher L. Boone	557,308	345,000	46,601	151,235	533,565	1,171,761	144,327	2,949,797
Alejandro Cestero	518,076	201,000	42,359	—	440,758	706,025	129,519	2,037,737
Claude D. Hay	500,000	45,000	30,287	—	405,068	677,253	125,000	1,782,608

(1)	Mr. Glick would be entitled to severance benefits under both his employment agreement and severance agreement in the event of a termination without “cause” or for “good reason” following a change in control. The reported amounts represent the sum of such benefits.

(2)	Given the date of the hypothetical change in control, the pro-rated bonus amount would be actual target bonus.

For purposes of these benefits, a change in control will be deemed to have occurred, in general, if (a) a shareholder or group of shareholders acquires 25% or more of the Company’s Common Stock, (b) during any period of two consecutive years, individuals who at the beginning of such period served as directors of the Company, or new directors whose election to the Board was approved by at least two-thirds of the directors serving at the beginning of such period or directors whose election was previously so approved, cease to constitute a majority of the Board, (c) the shareholders of the Company approve a merger of the Company, other than (i) a merger in which the shareholders of the Company control more than 65% of the combined voting power of the surviving company or (ii) a merger effected to implement a recapitalization of the Company and in which no person or group acquires more than 25% of the combined voting power of the Company, or (d) the shareholders of the Company approve a liquidation of the Company or a sale of all or a significant portion of the Company’s assets.

Perquisites and Other Benefits. The Compensation Committee annually reviews the perquisites that named executive officers receive. Additionally, the Compensation Committee is informed by our compensation consultants on perquisites provided by other peer companies. The Compensation Committee has reported the value of perquisites which exceed the reporting threshold.

While the Company permits Mr. Glick to use the Company’s jet for personal use, during 2012, Mr. Glick did not use the Company’s jet for personal use.

COMPENSATION COMMITTEE REPORT

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE LUFKIN INDUSTRIES, INC. BOARD OF DIRECTORS:

J. H. Lollar, Chairman

J. F. Anderson

J. D. Hofmeister

Compensation of Named Executive Officers

The following table sets forth information regarding total compensation for the named executive officers:

SUMMARY COMPENSATION TABLE

Fiscal Year-End December 31, 2012

Name And Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total($)

John F. Glick	2012	628,846	2,528,138	—	63,500	939,816	6,395		4,163,695
President and	2011	590,769	1,314,460	3,286,418	394,000	1,407,638	5,546		6,998,831
Chief Executive Officer	2010	520,000	—	980,250	700,000	397,888	6,576		2,604,714

Mark E. Crews	2012	333,654	869,516	—	87,800	127,212	6,920		1,425,102
Senior Vice President and	2011	310,000	499,380	556,416	156,000	163,518	5,021		1,690,335
General Manager of Oilfield	2010	293,077	—	543,300	279,000	47,908	4,804		1,168,089
Division

Christopher L. Boone	2012	288,654	659,060	—	34,600	220,595	5,930		1,208,839
Vice President and	2011	255,000	344,400	383,824	115,000	244,231	4,696		1,347,151
Chief Financial Officer	2010	238,077	—	452,750	229,500	74,488	4,494		999,309

Alejandro Cestero	2012	259,038	500,733	—	31,100	37,271	2,663		830,805
Vice President, General	2011	141,923	275,520	1,070,794	67,000	7,012	126,579		1,688,828
Counsel and Secretary

Claude D. Hay	2012	250,000	453,298	—	41,700	56,324	71,431	(3)	872,753
Vice President and General	2011	56,308	304,220	337,456	15,000	1,808	7,644		722,436
Manager of Power Transmission Division

(1)	2012 amounts represent performance-based and time-based awards of restricted stock granted during the fiscal year. The grant date fair market value of these awards, calculated in accordance with FASB ASC Topic 718, is based on the closing price of the Common Stock on the date of grant. The grant date for all 2012 awards was 12/17/2012 and the closing price was $56.38. The amount shown for 2012 assumes that performance-based awards vest at target levels. If the Company’s total shareholder return during the three-year period were such that the awards maximum number of shares vested in an NEO, the amounts in this column would be as follows:

J. F. Glick	M.E. Crews	C. L. Boone	A. Cestero	C. D. Hay
$ 4,403,226	$1,294,758	$981,362	$745,614	$674,987

(2)	Under the terms of the cash incentive compensation plan, earnings reported in this column are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(3)	All Other Compensation disclosed for Mr. Hay includes:

Country Club Dues	$4,417
Relocation Expenses Reimbursed	$49,616
Relocation Gross Up	$17,398

Total	$71,431

The following table sets forth certain information concerning plan-based awards granted to NEOs during 2012:

GRANTS OF PLAN-BASED AWARDS

Fiscal Year-End December 31, 2012

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock & Option Awards($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John F. Glick	12/17/2012	—	—	—	—	—	—	11,583	653,050
	12/17/2012	—	—	—	16,494	32,987	65,974	—	1,875,088
		377,308	471,635	943,270	—	—	—	—	—

Mark E. Crews	12/17/2012	—	—	—	—	—	—	7,880	444,274
	12/17/2012	—	—	—	3,741	7,481	14,962	—	425,242
		133,462	166,827	333,654	—	—	—	—	—

Christopher L. Boone	12/17/2012	—	—	—	—	—	—	5,973	336,758
	12/17/2012	—	—	—	2,835	5,670	11,340	—	322,302
		115,462	144,327	288,654	—	—	—	—	—

Alejandro Cestero	12/17/2012	—	—	—	—	—	—	4,538	255,852
	12/17/2012	—	—	—	2,154	4,308	8,616		244,881
		103,615	129,519	259,038	—	—	—	—	—

Claude D. Hay	12/17/2012	—	—	—	—	—	—	4,108	231,609
	12/17/2012	—	—	—	1,950	3,900	7,800	—	221,689
		100,000	125,000	250,000	—	—	—	—	—

(1)	Represents awards under the cash incentive compensation plan explained under “— Cash Incentive Compensation.” The amounts represented in the “threshold,” “target” and “maximum” columns assume that level of performance across all parts of the plan. Awards for 2012 have been determined and paid. The actual awards for each NEO are represented in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	Represents awards of performance-based restricted stock granted under the terms of the Incentive Stock Compensation Plan 2000. Such shares vest over three years based on the Company’s total shareholder return relative to that of a defined peer group of companies, as explained under “— Equity Awards.” Such shares of restricted stock are generally non-transferable and no dividends are paid on such shares of restricted stock until vested.

(3)	Represents awards of time-based restricted stock granted under the terms of the Incentive Stock Compensation Plan 2000. Such shares of restricted stock are generally non-transferable, vest ratably over three years, and no dividends are paid on such shares of restricted stock until vested.

(4)	The grant date fair value of these awards, calculated in accordance with FASB ASC Topic 718, is based on a closing price of the Company’s Common Stock on the date of grant. On 12/17/12, the grant date, the closing price for the Company’s Common Stock was $56.38.

The “—Equity Compensation,” “—CEO Compensation Analysis” and “—Officer Compensation Analysis” sections of the Compensation Discussion and Analysis included in the Proxy Statement provide information regarding the granting of stock option and restricted stock awards to the Company’s named executive officers.

The following table sets forth certain information with respect to the named executive officers concerning options and restricted stock awards outstanding as of December 31, 2012.

OUTSTANDING EQUITY AWARDS

Fiscal Year-End December 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John F. Glick	18,750	—	$27.695	02/11/2018	(2)	—		—	—		—
	17,500	17,500	$18.060	02/09/2019	(2)	—		—	—		—
	18,750	37,500	$32.230	02/08/2020	(2)	—		—	—		—
	18,750	56,250	$65.690	02/07/2021	(2)	—		—	—		—
	18,934	37,866	$57.400	10/31/2021	(3)	—		—	—		—
	—	—	—	—		15,266	(4)	1,314,460	—		—
	—	—	—	—		11,583	(5)	653,050	—		—
	—	—	—	—		—		—	32,987	(6)	1,917,534
Mark E. Crews	7,500	—	$27.870	01/20/2018	(2)	—		—	—		—
	10,000	—	$27.635	11/03/2018	(2)	—		—	—		—
	14,000	7,000	$28.915	11/02/2019	(2)	—		—	—		—
	15,000	15,000	$50.570	11/01/2020	(2)	—		—	—		—
	7,200	14,400	$57.400	10/31/2021	(3)	—		—	—		—
	—	—	—	—		5,800	(4)	499,380	—		—
	—	—	—	—		7,880	(5)	444,274	—		—
	—	—	—	—		—		—	7,481	(6)	434,871
Christopher L. Boone	5,500	—	$27.635	11/03/2018	(2)	—		—	—		—
	11,000	5,500	$28.915	11/02/2019	(2)	—		—	—		—
	12,500	12,500	$50.570	11/01/2020	(2)	—		—	—		—
	4,967	9,933	$57.400	10/31/2021	(3)	—		—	—		—
	—	—	—	—		4,000	(4)	344,400	—		—
	—	—	—	—		5,973	(5)	336,758	—		—
	—	—	—	—		—		—	5,670	(6)	329,597
Alejandro Cestero	6,250	18,750	$84.740	05/08/2021	(2)	—		—	—		—
	3,967	7,933	$57.400	10/31/2021	(3)	—		—	—		—
	—	—	—	—		3,200	(4)	275,520	—		—
	—	—	—	—		4,538	(5)	255,852	—		—
	—	—	—	—		—		—	4,308	(6)	250,424
Claude D. Hay	4,367	8,733	$57.400	10/31/2021	(3)	—		—	—		—
	—	—	—	—		3,533	(4)	304,220	—		—
	—	—	—	—		4,108	(5)	231,609	—		—
	—	—	—	—		—		—	3,900	(6)	226,707

(1)	Based on the closing price of the Company’s Common Stock of $58.13 per share on December 31, 2012.

(2)	Options granted on 10/31/2006, 11/6/2007, 1/21/2008, 2/12/2008, 11/4/2008, 2/10/2009, 11/3/2009, 2/9/2010, 11/2/2010, 2/8/2011 and 5/9/2011 vest ratably over four years and expire on the date shown, which is the day before the tenth anniversary of the grant date.

(3)	Options granted on 11/1/2011 vest ratably over three years and expire on the date shown, which is the day before the tenth anniversary of the grant date.

(4)	The shares represented are subject to an award of restricted stock granted on 11/1/2011 and vest ratably over three years. Such shares of restricted stock are generally non-transferable and no dividends are paid on such shares of restricted stock until vested.

(5)	The shares represented are subject to an award of restricted stock granted on 12/17/2012 and vest ratably over three years. Such shares of restricted stock are generally non-transferable and no dividends are paid on such shares of restricted stock until vested.

(6)	The shares represented are subject to an award of restricted stock granted on 12/17/2012 and vest over three years based on the Company’s total shareholder return relative to that of a defined group of peer companies, as explained under “— Equity Awards.” Such shares of restricted stock are generally non-transferable and no dividends are paid on such shares of restricted stock until vested.

The following table sets forth certain information with respect to shares of restricted stock which vested in the named executive officers during 2012.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year-End December 31, 2012

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John F. Glick	7,634	385,288
Mark E. Crews	2,900	146,363
Christopher L. Boone	2,000	100,940
Alejandro Cestero	1,600	80,752
Claude D. Hay	1,767	89,181

The following table sets forth certain information with respect to pension benefits payable the named executive officers as of December 31, 2012.

PENSION BENEFITS

Fiscal Year-End December 31, 2012

Name	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John F. Glick	Qualified Plan	18.333	898,829	—
	Pension Restoration Plan	18.333	2,826,130	—
Mark E. Crews	Qualified Plan	4.917	206,772	—
	Pension Restoration Plan	4.917	180,928	—
Christopher L. Boone	Qualified Plan	19.917	466,899	—
	Pension Restoration Plan	19.917	242,635	—
Alejandro Cestero	Qualified Plan	1.583	36,928	—
	Pension Restoration Plan	1.583	7,355	—
Claude D. Hay	Qualified Plan	1.250	55,173	—
	Pension Restoration Plan	1.250	2,958	—

The “— Retirement Plans” section of the Compensation Discussion and Analysis included in this Proxy Statement provides additional information regarding the Company’s pension benefit plans.

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the named executive officers as of December 31, 2012.

NONQUALIFIED DEFERRED COMPENSATION

Fiscal Year-End December 31, 2012

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE
John F. Glick	401 (k) Restoration Plan	106,904	365	195,962	1,563,224
Mark E. Crews	401 (k) Restoration Plan	37,742	1,787	1,372	144,317
Christopher L. Boone	401 (k) Restoration Plan	—	—	—	—
Alejandro Cestero	401 (k) Restoration Plan	—	—	—	—
Claude D. Hay	401 (k) Restoration Plan	—	—	—	—

(1)	Amounts are included in the Summary Compensation Table under the “Salary” column.

(2)	Amounts are included in the Summary Compensation Table under the “All Other Compensation” column.

Lufkin Industries, Inc.’s 401(k) Restoration Plan

The Company has adopted an unfunded, nonqualified deferred compensation plan to provide supplemental retirement savings benefits to covered executives. This Plan is based on the same investment options, Company contribution limits and participant contribution limits as the Company’s qualified 401(k) plan, except that it does not limit the amount of a participant’s annual compensation or maximum aggregate benefit. The benefits calculated under the 401(k) Restoration Plan are offset by the participant’s calculated benefit under the qualified 401(k) plan.

For information regarding potential payments to the named executive officers upon termination of a change in control, please see the “— Severance Benefits” and “— Change in Control” sections of the Compensation Discussion and Analysis included in this Proxy Statement.

The following table provides information with respect to the Company’s compensation for non-employee directors in 2012.

DIRECTOR COMPENSATION

Fiscal Year-End December 31, 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John F. Anderson(3)	75,000	124,962	—	—	—	—	199,962
Suzanne V. Baer(4)	99,500	124,962	—	—	—	—	224,462
John D. Hofmeister(5)	75,000	124,962	—	—	—	—	199,962
James T. Jongebloed(6)	77,000	124,962	—	—	—	—	201,962
John H. Lollar(7)	91,000	124,962	—	—	—	—	215,962
Douglas V. Smith(8)	115,500	124,962	—	—	—	34,064	274,526
Richard R. Stewart(9)	81,000	124,962	—	—	—	—	205,962
Howard J. Trout, Jr.(10)	80,500	124,962	—	—	—	—	205,462
Thomas E. Wiener(11)	73,000	124,962	—	—	—	—	197,962

(1)	Non-employee directors received an annual retainer of $45,000, Board meeting fees of $2,000 per meeting and committee meeting fees of $2,000 per meeting. Additionally, the Chairman of the Board received a $25,000 retainer; the Audit Committee Chairman received a $15,000 retainer; the Compensation Committee Chairman received a $10,000 retainer; and the Chairmen of the Pension Committee and the Nominating and Governance Committee each received a $6,000 retainer. For 2013, the compensation for non-employee directors will remain the same, except that (i) the Chairmen of the Pension and Nominating and Governance Committee will each receive $10,000 and (ii) directors will receive $500 for every meeting in which they participate telephonically.

(2)	All directors received 1,617 restricted shares of Common Stock on May 2, 2012. The restricted shares were valued in accordance with FASB ASC Topic 718 at $77.28 per share, which was the closing price of the Company’s Common Stock on the date of grant. These restricted shares represent the entirety of stock awards granted to non-employee directors in 2012 and vest fully on the first anniversary of the grant date.

(3)	Mr. Anderson had an aggregate of 24,000 stock options outstanding. These stock options consist of: (i) 4,000 at an exercise price of $33.115, to expire on May 2, 2016; (ii) 4,000 at an exercise price of $32.205, to expire on May 1, 2017; (iii) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (iv) 4,000 at an exercise price of $19.525, to expire on May 5, 2019; (v) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (vi) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(4)	Ms. Baer had an aggregate of 44,000 stock options outstanding. These stock options consist of: (i) 20,000 at an exercise price of $24.02, to expire on August 2, 2015; (ii) 4,000 at an exercise price of $33.115, to expire on May 2, 2016; (iii) 4,000 at an exercise price of $32.205, to expire on May 1, 2017; (iv) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (v) 4,000 at an exercise price of $19.525, to expire on May 5, 2019; (vi) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (vii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(5)	Mr. Hofmeister had an aggregate of 28,000 stock options outstanding. These stock options consist of: (i) 20,000 at an exercise price of $37.215, to expire on January 3, 2020; (ii) 4,000 at an exercise price of $39.86, to expire on May 4, 2020 and (iii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(6)	Mr. Jongebloed had an aggregate of 28,000 stock options outstanding. These stock options consist of: (i) 4,000 at an exercise price of $15.325, to expire on May 4, 2015; (ii) 4,000 at an exercise price of $33.115, to expire on May 2, 2016; (iii) 4,000 at an exercise price of $32.205, to expire on May 1, 2017; (iv) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (v) 4,000 at an exercise price of $19.525, to expire on May 5, 2019; (vi) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (vii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(7)	Mr. Lollar had an aggregate of 12,000 stock options outstanding. These stock options consist of: (i) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (ii) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (iii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(8)	Mr. Smith had an aggregate of 83,000 stock options outstanding. These stock options consist of: (i) 75,000 at an exercise price of $27.695, to expire on February 11, 2018; (ii) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (iii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

All Other Compensation disclosed for Mr. Smith includes:

Company Automobile (valuation based on Annual Lease Value Table)	$26,774
Country Club Dues	$4,417
Executive Life Premium	$2,873

Total	$34,064

(9)	Mr. Stewart had an aggregate of 8,000 stock options outstanding. These stock options consist of: (i) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and (ii) 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(10)	Mr. Trout had an aggregate of 24,000 stock options outstanding. These stock options consist of: (i) 4,000 at an exercise price of $33.115, to expire on May 2, 2016; (ii) 4,000 at an exercise price of $32.205, to expire on May 1, 2017; (iii) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (iv) 4,000 at an exercise price of $19.525, to expire on May 5, 2019; (v) 4,000 at an exercise price of $39.86, to expire on May 4, 2020; and 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

(11)	Mr. Wiener had an aggregate of 26,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $15.325, to expire on May 4, 2015; (v) 4,000 at an exercise price of $33.115, to expire on May 2, 2016; (vi) 4,000 at an exercise price of $32.205, to expire on May 1, 2017; (vii) 4,000 at an exercise price of $37.55, to expire on May 6, 2018; (viii) 4,000 at an exercise price of $19.525, to expire on May 5, 2019; and 4,000 at an exercise price of $83.11, to expire on May 3, 2021.

Equity Compensation Plans

The Company has an equity compensation plan, the Incentive Stock Compensation Plan 2000, pursuant to which options to purchase shares of the Company’s Common Stock and shares of restricted stock are outstanding. The purpose of the Incentive Stock Compensation Plan 2000 is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All grants under the plan are made by the Compensation Committee. The term of the Company’s 1996 Nonemployee Director’s Stock Option Plan (“1996 Plan”) expired in 2006, and no future grants of awards under the 1996 Plan will be allowed. However, awards issued prior to the expiration of the 1996 Plan but that have not expired will still be honored by the Company.

Related Person Transactions

The Board has adopted a written policy regarding related party transactions that is administered by the Nominating and Governance Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Compliance Officer is responsible for submitting related person transactions to the Nominating and Governance Committee for approval by the committee at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Nominating and Governance Committee. In reviewing a related party transaction, the Nominating and Governance Committee or Chairman of that committee considers all of the relevant facts available, including, but not limited to: the benefits or materiality of the transaction to the Company; the level of interest or benefit to the Related Person; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity with which a director has a relationship; the availability of other sources for comparable products or services; the terms of the transaction; whether the transactions occur or occurred in the ordinary course of business; and whether the terms of comparable transactions are available to unrelated third parties or to employees of the Company generally. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either required review or were not followed. Additionally, the Company has adopted a Code of Conduct, available on the Company’s website www.lufkin.com, which also addresses the topic of conflicts of interest.

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Hofmeister and Lollar served as the members of the Company’s Compensation Committee during 2012. During 2012, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board.

During 2012, no member of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any business relationship or conducted any transactions with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s Common Stock as of March 12, 2013, with respect to (i) the directors and nominees for director; (ii) the named executive officers and (iii) the Company’s directors and named executive officers as a group.

Name of Beneficial Owner	Direct Ownership(1)	Exercisable Options(2)	Number of Shares Owned Beneficially	Percent of Class
John F. Anderson	29,583	24,000	53,583	*
Suzanne V. Baer	3,617	44,000	47,617	*
Christopher L. Boone	11,244	33,967	45,211	*
Alejandro Cestero	8,934	10,217	19,151	*
Mark E. Crews	15,522	53,700	69,222	*
John F. Glick	53,083	147,684	200,767	*
Claude D. Hay	8,940	4,367	13,307	*
John D. Hofmeister	3,617	28,000	31,617	*
James T. Jongebloed	5,617	28,000	33,617	*
John H. Lollar	9,617	12,000	21,617	*
Amr Z. Selim	0	0	0	*
Douglas V. Smith	21,617	83,000	104,617	*
Richard R. Stewart	1,617	8,000	9,617	*
Howard J. Trout, Jr.	631,225	24,000	655,225	1.9
Thomas E. Wiener(3)	68,187	26,000	94,187	*
Directors and named executive officers as a group (15 persons)	872,420	526,935	1,399,355	4.2

*	Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(1)	Except as disclosed herein, each director, nominee for director and executive officer listed above possesses sole voting and investment powers as to all the shares listed as being beneficially owned by such person.

(2)	Reflects shares covered by stock options that are currently exercisable or will be exercisable within 60 days of March 12, 2013.

(3)	Includes 12,100 shares held by the spouse of Mr. Wiener, over which Mr. Wiener shares investment and voting control.

Five Percent Beneficial Owners

The following table lists each person the Company knows to be an owner of more than 5% of the Company’s Common Stock as of March 12, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eagle Asset Management, Inc.(1)	2,642,494	7.86%
880 Carillon Parkway
St. Petersburg, FL 33716
BlackRock Inc.(2)	2,699,570	8.03%
40 East 52nd Street
New York, NY 10022
EARNEST Partners, LLC(3)	2,021,997	6.0%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309
The Vanguard Group, Inc.(4)	2,048,582	6.09%
100 Vanguard Blvd.
Malvern, PA 19355
Kornitzer Capital Management, Inc.(5)	1,709,050	5.08%
5420 West 61st Place
Shawnee Mission, KS 66205

(1)	This information was obtained from a Schedule 13G filed on January 29, 2013 by Eagle Asset Management, Inc., which is an investment adviser registered under the Investment Advisors Act of 1940. Eagle Asset Management, Inc. reported sole voting power as to 2,642,494 shares, shared voting power as to zero shares, sole dispositive power as to 2,642,494 shares and shared dispositive power as to zero shares.

(2)	This information was obtained from a Schedule 13G filed on February 4, 2013 by BlackRock Inc., which is an investment adviser registered under the Investment Advisors Act of 1940. BlackRock Inc. reported sole voting power as to 2,699,570 shares, shared voting power as to zero shares, sole dispositive power as to 2699,570 shares and shared dispositive power as to zero shares.

(3)	This information was obtained from a Schedule 13G filed on February 14, 2013 by EARNEST Partners, LLC, which is an investment advisor registered under the Investment Advisors Act of 1940. EARNEST Partners, LLC reported sole voting power as to 752,851 shares, shared voting power as to 152,324 shares, sole dispositive power as to 2,021,997 shares and shared dispositive power as to zero shares.

(4)	This information was obtained from a Schedule 13G filed on February 12, 2013 by The Vanguard Group, Inc., which is an investment advisor registered under the Investment Advisors Act of 1940. The Vanguard Group, Inc. reported sole voting power as to 48,015 shares, shared voting power as to zero shares, sole dispositive power as to 2,002,467 shares and shared dispositive power as to 46,115 shares.

(5)	This information was obtained from a Schedule 13G filed on January 24, 2013 by Kornitzer Capital Management, Inc., which is an investment adviser registered under the Investment Advisors Act of 1940. Kornitzer Capital Management, Inc. reported sole voting power as to 1,709,050 shares, shared voting power as to zero shares, sole dispositive power as to 1,663,325 shares and shared dispositive power as to 45,725 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto reported by the Company during the fiscal year ended December 31, 2012, and upon a review of Forms 5 and amendments thereto reported by the

Company with respect to fiscal 2012, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-10% shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2012.

Equity Compensation Plan Information

The following table sets forth securities of the Company authorized for issuance under equity compensation plans at December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,625,327	$43.96	438,223
Equity compensation plans not approved by security holders	—	—	—

Total	1,625,327	$43.96	438,223

A total of 600,000 shares were authorized for issuance pursuant to the 1996 Nonemployee Director Stock Option Plan and a total of 5,600,000 shares were authorized for issuance pursuant to the Incentive Stock Compensation Plan 2000. Awards may be granted pursuant to the Incentive Stock Compensation Plan 2000 include options, restricted stock, performance awards, phantom shares, bonus shares and other stock-based awards.

PROPOSALS OF SHAREHOLDERS

A proposal of a shareholder intended to be presented at the 2014 Annual Meeting of Shareholders must be received at the Company’s principal executive offices no later than December 3, 2013, if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions that require that nominations of persons for election to the Board and the proposal of business by shareholders at an Annual Meeting of Shareholders must fulfill certain requirements, which include the requirement that notice of such nominations or proposals be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting. In order to be timely for the 2014 Annual Meeting of Shareholders, such notice must be delivered between February 1, 2014 and March 1, 2014. If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the annual meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission rules regarding the delivery of proxy statements permit the delivery of a single copy of this Proxy Statement to any address at which two or more shareholders reside. This method of delivery, often referred to as “householding,” reduces the amount of duplicative information that shareholders receive and lowers printing and mailing costs for the Company. Each shareholder continues to receive a separate proxy card.

Only one copy of this Proxy Statement has been delivered to eligible shareholders who share an address, unless the Company has received contrary instructions from any such shareholder prior to the mailing date. If a shareholder prefers to receive separate copies of this or future proxy statement(s), the Company will promptly deliver, upon written or oral request, a separate copy of such proxy statement, as requested, to that shareholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, LLC, either by sending a request in writing to 250 Royall Street, Canton, MA 02021, or by calling (888) 294-8217. Additionally, if any two shareholders prefer to receive only one mailed copy of future proxy statements, they should send notice of such desire to Computershare Investor Services, LLC, by the same means discussed in the preceding sentence.

ADDITIONAL FINANCIAL INFORMATION

Shareholders may obtain additional financial information for the year ended December 31, 2012 from the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We make available, free of charge, through our website, www.lufkin.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. In addition, a copy of the Annual Report on Form 10-K may be obtained without charge by written request to the Company addressed to Secretary, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904-3951.

OTHER MATTERS

The Board has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

ALEJANDRO CESTERO
Secretary

March 27, 2013

Attachment A

Incentive Stock Compensation Plan 2013

LUFKIN INDUSTRIES, INC.

INCENTIVE STOCK COMPENSATION PLAN 2013

EFFECTIVE AS OF FEBRUARY 12, 2013

i

TABLE OF CONTENTS

(con’t)

ii

TABLE OF CONTENTS

(con’t)

iii

LUFKIN INDUSTRIES, INC.

INCENTIVE STOCK COMPENSATION PLAN 2013

SECTION 1.	Purpose of the Plan.

The Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013, effective as of February 12, 2013 (the “Plan”), is intended to promote the interests of Lufkin Industries, Inc., a Texas corporation (the “Company”) and its shareholders, by encouraging employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its shareholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan is not designed to supersede any prior plans, which shall remain in effect in accordance with their terms.

SECTION 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity in which the Company owns a significant equity interest, as determined by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” means only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to grants of Non-Qualified Options or Stock Appreciation Rights, the term “Affiliate” means only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

(b) “Award” means any Option, Stock Appreciation Right, Phantom Shares, Restricted Share Units, Other Stock-Based Award, Dividend Equivalent Right granted in tandem with any of the foregoing, any Restricted Shares, Bonus Shares or Cash Award.

(c) “Award Agreement” means a written agreement pursuant to the Plan between the Company and a Participant evidencing the grant of an Award and the terms and conditions (other than those contained in the Plan) thereof.

(d) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Company, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under SECTION 11 hereof. If, upon a Participant’s death, there is no designated Beneficiary or no designated Beneficiary survives the Participant, then the term “Beneficiary” means the deceased Participant’s estate. If the Participant designates more than one Beneficiary, and one or more, but not all, such Beneficiaries predecease the Participant, unless the Participant has designated a contingent Beneficiary with respect to that deceased Beneficiary and such contingent Beneficiary survives the Participant, then the term Beneficiary means, with respect to those benefits that  would have passed hereunder to such deceased Beneficiary, the deceased Participant’s estate.

(e) “Board” means the Board of Directors of the Company.

(f) “Bonus Shares” means an Unrestricted Award of Shares granted pursuant to SECTION 6(d).

(g) “Business Criteria” means the following quantifiable standards of performance when used to establish and express a Performance Goal with respect to a Restricted Award: earnings per share; earnings before interest,

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taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; discretionary cash flow; return on net capital employed; stock price performance; and any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee.

(h) “Cash Award” means a Restricted Award granted pursuant to SECTION 6(g) of the Plan and payable in cash.

(i) “Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of Participant for a felony or other crime involving fraud and/or moral turpitude; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of Participant with respect to the Company or any of its Affiliates; (iii) any act on the part of Participant taken with the intent to cause harm to the Company and/or its Affiliates; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by Participant; (vi) the failure of Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of Participant to perform or observe any of the material terms or conditions of Participant’s employment other than by reason of illness, injury or incapacity, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

(j) “Change in Control” means, unless otherwise provided in the Award Agreement, the occurrence of any one of the following events:

(i) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an executive benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s common stock or of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities; or

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(iv) the shareholders of the Company adopt a plan of complete liquidation of the Company or an agreement for the sale, exchange or disposition by the Company of “all or a significant portion of the Company’s assets,” which for this purpose means a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary (including the stock of any subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than thirty-five percent (35%) of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the market value per share immediately preceding the Transaction Date or by such other method as the Board shall reasonably determine is appropriate. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall reasonably determine is appropriate.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) either (A) a Change in Control under the applicable clauses (i) through (iv) above or (B) Change in Control as otherwise provided in the Award Agreement, as applicable, and (2) a “change in control event” within the meaning of Treasury Regulation Section  1.409A-3(i)(5).

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

(l) “Committee” means the Compensation Committee of the Board, which shall be comprised solely of two or more members of the Board, each one of whom is (i) an “outside director” (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), (ii) a “non-employee director” (within the meaning of Rule 16b-3) and (iii) an “independent director” (within the meaning of Rule 4200 of the Rules of NASDAQ); provided however, with respect to powers to grant and establish the terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall be deemed to refer to the Board.

(m) “Consultant” means any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for compensation.

(n) “Covered Employee” means “covered employee” as defined in Section 162(m) of the Code.

(o) “Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

(p) “Disability” means (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the receipt of income

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replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three (3) months under the Company’s accident and health plan.

(q) “Disqualifying Disposition” means, with respect to Shares acquired by the exercise of an Incentive Stock Option, a “disposition” within the meaning of Section 424 of the Code that violates the requirements of Section 422(a) of the Code, which, to the extent not inconsistent with Sections 422 or 424 of the Code, by way of example shall include any sale, exchange, gift, or transfer of legal title to such Shares, any of which occurs within (i) two (2) years after the Grant Date or (ii) one (1) year after the Settlement Date, but, by way of example, shall not include a transfer due to Participant’s death or a mere pledge or hypothecation of such Shares. The examples provided in the immediately preceding sentence are not intended to either expand upon or restrict the definition of the term “disposition” as provided in Section  424 of the Code, but are provided merely as examples of the most common forms of Disqualifying Dispositions.

(r) “Dividend Equivalent Right” means a right, granted to a Participant pursuant to SECTION 6(h) in tandem with a Restricted Award, to receive cash, Shares, other Awards or other property equal in value to dividends and other distributions paid by the Company with respect to a specified number of Shares, or other periodic payments.

(s) “Effective Date” means, subject to the requirements of SECTION 13, February 12, 2013, the date this Plan was adopted by the Board.

(t) “Eligible Person” means any Employee, Director or Consultant.

(u) “Employee” means any employee of the Company or an Affiliate.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Exercise Date” means the date on which a Participant takes the steps necessary to effect the exercise of his or her rights under a Vested Option or Stock Appreciation Right.

(x) “Exercise Price” means the purchase price of Shares (or, of each Share, as the context requires) under an Option, as specified in the applicable Award Agreement. The Exercise Price under an Option shall be not less than the Fair Market Value per Share on the Grant Date (or not less than 110 percent (110%) of such Fair Market Value per Share on the Grant Date, if so required with respect to an Incentive Stock Option under SECTION 6(a)(iii)).

(y) “Expire” means to lose immediately, automatically and without any consideration all of a Participant’s rights to or under an Option or a Stock Appreciation Right, including one that has Vested and become exercisable, by reason of the Participant’s failure to exercise his or her rights prior to the end of the Term of such Option or Stock Appreciation Right or such earlier time as required by this Plan or the applicable Award Agreement; and “Expiration” means the act or condition upon which such rights Expire.

(z) “Fair Market Value” means, as of any specified date, (i) if Shares are listed on a national securities exchange, the closing sales price of a Share, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of Shares are so reported); (ii) if Shares are not traded on a national securities exchange but are traded over the counter at the time a determination of their fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of a Share on the most recent date on which Shares were publicly traded; or (iii) in the event Shares are not publicly traded at the time a determination of their value is required to be made under the Plan, the Committee shall, in good faith, determine the fair market value of such Shares using a reasonable application of any reasonable valuation method selected by the Committee, taking into account all factors the Committee deems appropriate, and (iv) in the case of any property other than a Share, the value determined in accordance with the foregoing.

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(aa) “Forfeit” means to lose immediately, automatically and without any consideration all of a Participant’s rights to or under a Restricted Award prior to its Vesting as a result of the applicable Vesting Requirements not being satisfied or attained in a timely manner; and “Forfeiture” means the act or condition upon which such rights are Forfeited.

(bb) “Grant Date” means, with respect to a given Award, the later of (i) the date when the Company completes the corporate action necessary to effect the grant of the rights constituting the Award, or (ii) the effective date of the Award as set forth in the applicable Award Agreement.

(cc) “Grant Price” means the value, which value shall be not less than the Fair Market Value per Share on the Grant Date, assigned to a Stock Appreciation Right under the applicable Award Agreement and used in the determination of the Spread for such Stock Appreciation Right.

(dd) “Incentive Stock Option” means any Option that satisfies the requirements of Section 422 of the Code and is granted pursuant to SECTION 6(a)(iii).

(ee) “Non-Qualified Option” means an Option that is does not satisfy the requirements of Section 422 of the Code and is granted pursuant to SECTION 6(a)(ii).

(ff) “Option” means a Restricted Award granted pursuant to SECTION 6(a) that, subject to Vesting and the Participant’s timely exercise, will entitle the Participant to purchase a Share for a purchase price equal to the Exercise Price, and refers to either an Incentive Stock Option or a Non-Qualified Option, or both, as applicable.

(gg) “Other Stock-Based Award” means an award granted pursuant to SECTION 6(i), the value of which is based in whole or in part upon the value of a Share.

(hh) “Participant” means any Eligible Person who has been granted and holds an Award that has not been Settled or terminated by Forfeiture, Expiration, cancellation or otherwise, and the guardian of a Participant or the Beneficiary of a deceased Participant to the extent ownership or exercise of rights under the Award by such guardian or Beneficiary is permitted under the Plan.

(ii) “Performance-Based Compensation” means compensation pursuant to a Restricted Award granted pursuant to SECTION 6(j) that meets the requirements of “performance-based compensation” within the meaning of Section 162(m) of the Code.

(jj) “Performance Goal” means a Performance Requirement established and determined in accordance with SECTION 6(j) where the occurrence or attainment of the specified conditions for Vesting are expressed and are to be measured in terms of one or more Business Criteria with respect to a given Performance Period, all as provided in the applicable Award Agreement.

(kk) “Performance Period” means a specified period of not less than twelve (12) months and not more than sixty (60) months during which a Performance Requirement must be attained in order for a Participant’s rights under a Restricted Award to Vest.

(ll) “Performance Requirement” means a type of Vesting Requirement that conditions the Vesting of a Restricted Award upon the occurrence or attainment within a prescribed Performance Period of one or more specified conditions each of which is related to the purpose of the Award.

(mm) “Person” means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(nn) “Phantom Shares” means a Restricted Award granted pursuant to SECTION 6(e) that is denominated in Shares and that, subject to Vesting, will entitle the Participant to receive from the Company one Share, or to be paid a sum of cash equal to the Fair Market Value on the Vesting Date of one Share, for each Phantom Share.

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(oo) “Restricted Award” means an Award under which the rights of the Participant are not exercisable or are subject to Forfeiture, unless and until Vesting is attained. Restricted Awards include Options, Stock Appreciation Rights, Phantom Shares, Restricted Share Units, Other Stock-Based Awards, Dividend Equivalent Rights granted in tandem with any of the foregoing, Restricted Shares and Cash Awards.

(pp) “Restricted Period” means the time during which a Restricted Award is not Vested, is subject to Forfeiture or is not exercisable by the Participant.

(qq) “Restricted Share” means a Share granted and transferred pursuant to a Restricted Award under SECTION 6(c) that is not Vested and is subject to Forfeiture.

(rr) “Restricted Share Unit” means a Restricted Award granted pursuant to SECTION 6(f) that is denominated in Shares and that, subject to Vesting, will entitle the Participant to receive from the Company one Share, or to be paid a sum of cash equal to the Fair Market Value on the Vesting Date of one Share, for each Restricted Share Unit.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(tt) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(uu) “Section 409A Rules” means Section 409A of the Code and the Treasury Regulations and administrative guidance promulgated thereunder.

(vv) “Service Requirement” means a type of Vesting Requirement that conditions the Vesting of a Restricted Award upon the Participant’s performance of substantial future services for a prescribed period of time set forth in the Award Agreement without interruption by Termination or otherwise.

(ww) “Settle” means to satisfy the Participant’s rights and discharge the Company’s obligations under an Award by the Company’s payment of cash, delivery or transfer of Shares or other property or the conversion of Restricted Shares to Unrestricted Shares or a combination of the foregoing, and “Settlement” means the act or event of Settling an Award.

(xx) “Settlement Date” means the date on which an Award is Settled.

(yy) “Share” means a share of the common stock of the Company, $1.00 par value, and can refer to either a Restricted Share or an Unrestricted Share.

(zz) “Spread” means, with respect to a given Stock Appreciation Right, an amount equal to the excess of (i) the Fair Market Value per Share on the Exercise Date of the Stock Appreciation Right over (ii) the Grant Price of the Stock Appreciation Right.

(aaa) “Stock Appreciation Rights” means a Restricted Award granted to a Participant pursuant to SECTION 6(b) that is denominated in Shares and that, subject to Vesting and timely exercise by the Participant, will entitle the Participant to receive from the Company a sum of cash equal to the Spread for each Stock Appreciation Right exercised or a number of Shares having an aggregate Fair Market Value on the Exercise Date equal to the sum of the Spread for any or all such Stock Appreciation Rights exercised.

(bbb) “Term,” when used with respect to an Option or Stock Appreciation Right, means the period of time beginning on the Grant Date and ending on the latest date such Option or Stock Appreciation Right, assuming its timely Vesting and absent any acceleration hereunder, could be exercised in any circumstance.

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(ccc) “Termination,” when used with respect to a Participant, means, unless otherwise required by SECTION 10(f), that the relationship between the Participant and the Company and its Affiliates as an Employee, Director and/or Consultant has, in the judgment of the Committee, ended.

(ddd) “Unrestricted Award” means an Award that is not subject to Forfeiture at any time, or that was subject to Forfeiture, but has Vested.

(eee) “Unrestricted Share” means a Share that is not subject to Forfeiture.

(fff) “Vest,” “Vesting” and variations thereof mean, (i) with respect to a Restricted Award, the lapse or elimination of a Participant’s risk of Forfeiture with respect to such Restricted Award, (ii) with respect to an Option or Stock Appreciation Right, such Option or Stock Appreciation Right becoming exercisable, in either such case by reason of the timely satisfaction, as determined by the Committee, of the Vesting Requirements for such Award or by the Committee’s exercise of its discretion to accelerate Vesting or to treat the Vesting Requirements as satisfied in a timely manner, and (iii) with respect to an Unrestricted Award, Unrestricted Shares or any right not subject to Vesting Requirements, the condition of not being subject to a risk of Forfeiture at any time by reason of the terms of the Award or otherwise.

(ggg) “Vesting Date” means the date on which a Participant’s rights in a Restricted Award Vests.

(hhh) “Vesting Requirement” means the Performance Requirement(s), the Service Requirement(s), or a combination of both, as set forth in the applicable Award Agreement that is or are the precondition(s) to Vesting of a Restricted Award.

SECTION 3.	Administration.

The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case the Board shall have the rights and powers otherwise assigned to the Committee hereunder and references herein to the “Committee” shall mean the “Board.” A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan, the Articles of Incorporation, Bylaws of the Company and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) determine Persons who are Eligible Persons; (ii) designate Eligible Persons to whom Awards shall be made; (iii) determine the type or types of Awards to be granted to an Eligible Person; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (v) determine the terms and conditions of any Award; (vi) determine whether, to what extent, and under what circumstances Awards may be Settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, Forfeited, or suspended and the method or methods by which Awards may be Settled, exercised, canceled, Forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances the Expiration of an Award’s Term may be tolled; (viii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) take any action or exercise any power or right reserved, explicitly or implicitly, to the Committee under the Plan or any Award Agreement; (xi) determine the Fair Market Value of a Share or other property at any time; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including but not limited to the Company, its Affiliates and any Participant or Beneficiary.

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SECTION 4.	Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in SECTION 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,000,000. No Award may be granted if the number of Shares issuable in connection with such Award exceeds the number of authorized Shares unissued under the Plan, minus the number of Shares issuable in Settlement of then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted as issuable in connection with an Award. Shares counted as subject to an Award under the Plan that are not issued in Settlement of such Award because, for example, the Award Expires or is Forfeited or Settled in cash or otherwise terminated, in whole or in part, as well as Restricted Shares that are Forfeited and Shares that are withheld from those to be delivered under an Award, or that are surrendered or transferred by the Participant to the Company for the payment or satisfaction of all or any portion of an Exercise Price, withholding taxes or any other obligations or payment relating to the applicable Award, will again be available for Awards under this Plan; provided, however, that if any such Shares could not again be available for Awards to a particular Eligible Person under any applicable law or regulation, such Shares shall be available exclusively for Awards to Eligible Persons who are not subject to such limitation.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares previously issued and reacquired by the Company by purchase on the open market or otherwise.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the Grant Price or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that such action would cause adverse tax consequences to the Company or a Participant under Section 162(m) of the Code or the Section 409A Rules, as applicable.

SECTION 5.	Eligibility.

Any individual who is an Eligible Person on the Grant Date shall be eligible to receive an Award under the Plan.

SECTION 6.	Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Options shall be granted and the terms and conditions of such Options, including the following:

(i) Provisions Applicable to All Options.

(A) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall state the Grant Date, the number of Shares to which the Option pertains, whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, the Vesting Requirements, the date when such Option shall first be exercisable (if other than the Vesting Date), the Term, the conditions and circumstances, if any, under which the Option shall be Forfeited or Expire prior to the end of its Term, the Exercise Price, the terms and conditions to the exercise of such Option and such other terms

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and conditions not inconsistent with this SECTION 6(a) and the Plan as the Committee shall determine. Unless otherwise provided in the Award Agreement relating to an Option, all Shares purchased by the exercise of an Option shall be fully Vested from the time of their acquisition by exercise of the Option.

(B) Share Limitation. Subject to SECTION 6(a)(iii)(D), the maximum number of Shares with respect to which Options may be granted under the Plan to any individual Eligible Person during any calendar year (whether such Options are Non-Qualified Options, Incentive Stock Options or a combination thereof) is 300,000 Shares.

(C) Conditions and Limitations on Exercise. No Option shall be exercisable prior to Vesting or after Forfeiture or Expiration.

(D) Exercise. Options granted under the Plan shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares being purchased and, unless other arrangements have been made with the Committee, all required withholding taxes. The Committee shall determine the method or methods by which, and the form or forms in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made (which may include, without limitation, cash, check acceptable to the Company, outstanding Awards, the Participant’s delivery of Vested Shares already owned or the Company’s withholding Shares otherwise deliverable pursuant to the exercise of the Option (in either such case having an aggregate Fair Market Value as of the Exercise Date not greater than the full Exercise Price for the Shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as otherwise allowed by the Committee (but, with respect to an Incentive Stock Option, such withholding shall be permitted only if such withholding would not result in the Option being treated as other than an Incentive Stock Option)), a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, loans, notes approved by the Committee, or any combination thereof approved by the Committee, having a Fair Market Value on the Exercise Date equal to the relevant Exercise Price). If the Committee so requires, the Participant shall also deliver a written representation that all Shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such Shares. The exercise shall be effective only upon the satisfaction of the foregoing requirements, as applicable. Delivery of the Shares purchased by the exercise of an Option shall be effected or deemed effected as the Committee may determine.

(E) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Board or the Committee determines, in its discretion, that the listing, registration or qualification of the Shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board.

(F) Repricing. The Board or the Committee may, subject to shareholder approval and compliance with applicable securities laws, grant to Participants holding Options, in exchange for the surrender and cancellation of such Options, new Options having Exercise Prices lower (but not lower than the Fair Market Value per Share on the Grant Date of the new Option) or, with the consent of the Participant, higher than the Exercise Price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may deem appropriate, provided that no changes to the Exercise Price, terms or conditions shall be made, and the new Option shall not be awarded, if the affected Options would become subject to the income tax under the Section 409A Rules. An adjustment to the Exercise Price pursuant to SECTION 4(c) shall not require the Participant’s consent.

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(G) Transfer Restrictions. Options will be subject to the limitations on transfer as provided in SECTION 7(e).

(ii) Non-Qualified Options.

(A) Eligibility. The Committee may grant Non-Qualified Options to any Eligible Person.

(B) Exercise Price. The Exercise Price to be paid for each Share deliverable upon exercise of each Non-Qualified Option granted under this SECTION 6(a)(ii) shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date of such Non-Qualified Option.

(C) Term. Unless otherwise provided in the Award Agreement, the Term of all Non-Qualified Options shall be ten (10) years. The expiration of the Term may be tolled by the Committee, in its sole discretion, if circumstances exist on the date the Non-Qualified Option would otherwise Expire that prohibit the holder of the Non-Qualified Option from exercising on that date due to the existence of a blackout period or other legal restriction on the trading of Shares by the holder.

(iii) Incentive Stock Options.

(A) Eligibility. The Committee may grant Incentive Stock Options to Employees only.

(B) Compliance with Section 422 of the Code. All Options that are intended to be Incentive Stock Options described in Section 422 of the Code shall be designated as such in the Award Agreement for such Option, shall be granted on or before the tenth (10th) anniversary of the Effective Date, shall, subject to SECTION 6(a)(iii)(F), have a Term of not more than ten (10) years, and shall, in all respects, be issued in compliance with Section 422 of the Code. Subject to SECTION 6(a)(iii)(G), the expiration of the Term may be tolled by the Committee, in its sole discretion, if circumstances exist on the date the Incentive Stock Option would otherwise Expire that prohibit the holder of the Incentive Stock Option from exercising on that date due to the existence of a blackout period or other legal restriction on the trading of Shares by the holder; provided, however, that, subject to SECTION 6(a)(iii)(F), the Term may under no circumstances be more than ten (10) years.

(C) Exercise Price. Subject to SECTION 6(a)(iii)(F), the Exercise Price to be paid for each Share deliverable upon exercise of each Incentive Stock Option granted under this SECTION 6(a)(iii) shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date of such Incentive Stock Option.

(D) Dollar Limitation. The aggregate Fair Market Value of Shares issued pursuant to one or more Options granted to any Employee (determined as of the date the Option is, or the respective dates the Options are, granted under the Plan) that become exercisable for the first time as Incentive Stock Options during any one calendar year shall not exceed $100,000. To the extent the Employee holds two or more such Options (whether under this Plan or any other plan of the Company or any Affiliate) which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be determined in accordance with Section 422 of the Code.

(E) Share Limitation. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 300,000 Shares.

(F) 10% Shareholder. If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, then the Exercise Price per Share under such Incentive Stock Option shall not be less than 110 percent (110%) of the Fair Market Value per Share on the Grant Date, and the Term shall not be longer five (5) years. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

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(G) Limitations on Exercise. No Incentive Stock Option shall be exercisable more than three (3) months after the Participant’s Termination as an Employee for any reason other than death or Disability, or more than one (1) year after the Participant Termination as an Employee due to death or Disability.

(H) Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option grant shall be required to notify the Committee of any Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within ten (10) days of such Disqualifying Disposition.

(b) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Stock Appreciation Rights shall be granted and the terms and conditions of such Stock Appreciation Rights, including the following:

(i) Award Agreement. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall state the Grant Date, the number of Shares to which the Stock Appreciation Right pertains, the Vesting Requirements, the date when such Stock Appreciation Right shall first be exercisable (if other than the Vesting Date), the Term, the conditions and circumstances, if any, under which the Stock Appreciation Right shall be Forfeited or Expire prior to the end of its Term, the Grant Price, the method, terms and conditions of exercise, method of Settlement, form of consideration payable in Settlement, method by or forms in which Shares, if any, will be delivered or deemed to be delivered to Participants (if or to the extent Settlement is to be in Shares), and any other terms and conditions not inconsistent with this SECTION 6(b) and the Plan as the Committee shall determine. Unless otherwise specified in the Award Agreement relating to a Stock Appreciation Right, all Shares transferred to a Participant in full or partial Settlement of a Stock Appreciation Right shall be fully Vested from the time of their transfer.

(ii) Grant Price. The Grant Price per Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date of such Stock Appreciation Right.

(iii) Term. Unless otherwise provided in the Award Agreement, the Term of all Stock Appreciation Rights shall be ten (10) years. The expiration of the Term may be tolled by the Committee, in its sole discretion, if circumstances exist on the date the Stock Appreciation Rights would otherwise Expire that prohibit the holder of the Stock Appreciation Rights from exercising on that date due to the existence of a blackout period or other legal restriction on the trading of Shares by the holder.

(iv) Share Limitation. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted under the Plan to any individual Eligible Person during any calendar year is 300,000 Shares.

(v) Settlement. Stock Appreciation Rights granted under the Plan shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Stock Appreciation Right is exercised. Unless otherwise provided in the Award Agreement, Settlement of a Stock Appreciation Right exercised in accordance with the requirements of the Plan and the Award Agreement shall occur within ten (10) days of the Exercise Date. Each exercised Stock Appreciation Right shall entitle the Participant to receive upon Settlement payment of an amount of cash or Shares or other property (based on the Fair Market Value of such Shares or other property on the Exercise Date) having total value equal to the amount determined by multiplying:

(A) the Spread, by

(B) the number of Shares as to which the Stock Appreciation Right has been exercised.

Delivery of any Shares in Settlement of Stock Appreciation Rights shall be effected or deemed effected as the Committee may determine.

(vi) Repricing. The Board or the Committee may, subject to shareholder approval and compliance with applicable securities laws, grant to Participants holding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, new Stock Appreciation Rights having Grant

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Prices lower (but not lower than the Fair Market Value per Share on the Grant Date of the new Stock Appreciation Rights) or, with the consent of the Participant, higher than the Grant Price provided in the Stock Appreciation Rights so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may deem appropriate, provided that no changes to the Grant Price, terms or conditions shall be made, and the new Stock Appreciation Rights shall not be awarded, if the affected Stock Appreciation Rights would become subject to the income tax under the Section 409A Rules. An adjustment to the Grant Price pursuant to SECTION 4(c) shall not require the Participant’s consent.

(vii) Transfer Restrictions. Stock Appreciation Rights will be subject to the limitations on transfer as provided in SECTION 7(e).

(c) Restricted Shares. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Restricted Shares shall be granted and the terms and conditions of such Restricted Shares, including the following: the number of Restricted Shares to be granted to each such Eligible Person, the duration of the Restricted Period during which, and the Vesting Requirement (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) under which if not achieved, the Restricted Shares may be Forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Requirements or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three (3) years.

(i) Registration. Any Restricted Share may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

(ii) Forfeiture and Vesting. Except as otherwise determined by the Committee or set forth in the applicable Award Agreement, Termination of a Participant for any reason during the applicable Restricted Period, whether as a result of action by the Company or its applicable Affiliate or by the Participant, shall result in the Forfeiture and the reacquisition by the Company of all Restricted Shares. Restricted Shares that Vest shall become Unrestricted Shares to be evidenced in such manner as the Committee shall deem appropriate.

(iii) Voting. Unless otherwise set forth in the Award Agreement, all voting rights appurtenant to the Restricted Shares shall be exercisable by the Participant.

(iv) Dividends. Unless otherwise set forth in the Award Agreement, (i) dividends and other distributions with respect to Restricted Shares payable in cash or other property (other than Shares), shall be subject to the same Vesting Requirements as the associated Restricted Shares and, subject to the Vesting of such Restricted Shares, shall be paid or delivered, as applicable, without interest within ten (10) days of the Vesting Date, and (ii) dividends and other distributions with respect to Restricted Shares payable in Shares and Shares resulting from stock splits of Restricted Shares, shall constitute additional Restricted Shares subject to the terms and conditions of the Award Agreement applicable to the underlying Restricted Shares.

(v) Transfer Restrictions. Restricted Shares will be subject to the limitations on transfer as provided in SECTION 7(e).

(vi) Limits. The maximum number of Restricted Shares that may be granted to any individual Participant during any calendar year is 150,000 Shares.

(d) Bonus Shares. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Bonus Shares shall be granted. Each Bonus Share shall constitute a transfer of an Unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant’s services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the Participant. The maximum number of Bonus Shares which may be granted under the Plan to any individual Eligible Person during any calendar year is 150,000 Shares.

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(e) Phantom Shares. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Phantom Shares shall be granted and the terms and conditions of such Phantom Shares, including the following:

(i) Award Agreement. Each Phantom Share grant shall be evidenced by an Award Agreement that shall state the number of Phantom Shares to which the Award pertains, the Vesting Requirements, the Term, the conditions and circumstances, if any, under which the Phantom Shares shall be Forfeited prior to the end of their Term, the method of Settlement, method by or forms in which Shares, if any, will be delivered or deemed delivered to Participants (if or to the extent Settlement is to be in Shares), and any other terms and conditions not inconsistent with this SECTION 6(e) and the Plan as the Committee shall determine. An Award of Phantom Shares shall not constitute a transfer of property within the meaning of Section 83 of the Code, but instead shall constitute a conditional, unfunded, unsecured promise to pay cash or to deliver Shares, subject to the Vesting of the Award. Phantom shares shall not be used for Performance-Based Compensation.

(ii) Limits. The maximum number of Phantom Shares that may be granted to any individual Eligible Person during any calendar year is 150,000.

(iii) Payment. Unless otherwise provided in the Award Agreement, the Settlement of a Vested Phantom Share shall be made (i) in a single payment of cash equal to the Fair Market Value on the Vesting Date of one Share or (ii) by delivery or transfer of a Share on the Settlement Date, which shall be no later than ten (10) days after the Vesting Date.

(iv) Transfer Restrictions. Phantom Shares will be subject to the limitations on transfer as provided in SECTION 7(e).

(f) Restricted Share Units. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Restricted Share Units shall be granted and the terms and conditions of such Restricted Share Units, including the following:

(i) Award Agreement. Each Restricted Share Unit grant shall be evidenced by an Award Agreement that shall state the number of Restricted Share Units to which the Award pertains, the Vesting Requirements, the Term, the conditions and circumstances, if any, under which the Restricted Share Units shall be Forfeited prior to the end of their Term, the method of Settlement, method by or forms in which Shares, if any, will be delivered or deemed delivered to Participants (if or to the extent Settlement is to be in Shares), and any other terms and conditions not inconsistent with this SECTION 6(f) and the Plan as the Committee shall determine. An Award of Restricted Share Units shall not constitute a transfer of property within the meaning of Section 83 of the Code, but instead shall constitute a conditional, unfunded, unsecured promise to pay cash or to deliver Shares, subject to the Vesting of the Award.

(ii) Limits. The maximum number of Restricted Share Units that may be granted to any individual Eligible Person during any calendar year is 150,000.

(iii) Payment. Unless otherwise provided in the Award Agreement, the Settlement of a Vested Restricted Share Unit shall be made (i) in a single payment of cash equal to the Fair Market Value on the Vesting Date of one Share or (ii) by delivery or transfer of a Share on the Settlement Date, which shall be no later than ten (10) days after the Vesting Date.

(iv) Transfer Restrictions. Restricted Share Units will be subject to the limitations on transfer as provided in SECTION 7(e).

(g) Cash Awards. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Eligible Persons, if any, to whom Cash Awards shall be granted and the terms and conditions of such Cash Awards, including the following: the amount, and the terms or conditions, if any, as additional compensation for the Eligible Person’s services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified

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amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award. The maximum value for which Cash Awards may be paid to any individual Eligible Person during any calendar year is $1,000,000. Except as otherwise may be permitted or required under the Section 409A Rules, such payment shall be made in a single lump sum no later than the fifteenth (15th) day of the third (3rd) calendar month following the satisfaction of any terms or conditions imposed by the Committee.

(h) Dividend Equivalent Rights. Subject to the provisions of the Plan, the Committee is authorized to grant Dividend Equivalent Rights to a Participant, entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalent Rights may be awarded only in connection with another Award where such other Award is subject to satisfaction of Vesting Requirements. However, Dividend Equivalent Rights may not be granted in connection with any Award of Restricted Shares, Bonus Shares, Cash Awards or Stock Appreciation Rights (but not including (i) Stock Appreciation Rights granted to Eligible Persons other than Covered Employees or (ii) Stock Appreciation Rights for which the grant, Vesting or exercisability is contingent on the attainment of a Performance Goal). The Committee may provide that Dividend Equivalent Rights shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of Forfeiture, as the Committee may specify. Dividend Equivalent Rights will be subject to the limitations on transfer as provided in SECTION 7(e).

(i) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including Vesting Requirements, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, which shall be evidenced by an Award Agreement. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any individual Eligible Person during any calendar year is 300,000 Shares, if the Award is in Shares, or $1,000,000, if the Award is denominated in dollars. Other Stock-Based Awards will be subject to the limitations on transfer as provided in SECTION 7(e).

(j) Performance-Based Compensation.

(i) Award of Performance-Based Compensation. Award Agreements for Awards that are intended and designated by the Committee to be Performance-Based Compensation, other than Awards of Options and Stock Appreciation Rights, shall so state, shall specify Performance Requirement(s), each of which shall constitute a Performance Goal, and shall, along with the Award, be subject to and comply with this SECTION 6(j).

(ii) Performance Goals.

(A) General. Performance Goals shall be established by the Committee for each Performance Period and set forth in each Award Agreement. Each Performance Goal shall consist of and incorporate (i) one or more designated Business Criteria, (ii) the quantitatively determinable level(s), standard(s), degree(s) or range(s) of achievement to be applied to each such Business Criteria for the Performance Period, and (iii) the amount of compensation (which shall be objectively determinable under one or more formulas or pre-determined standards) that shall Vest under the Performance Goal for the achievement of each specified Business Criteria at the prescribed level(s), standard(s), degree(s) or range(s). Performance-Based Compensation shall Vest and shall be paid only if and to the extent Vested under the Performance Goals. Performance Goals may be based on any one or more Business Criteria, on an absolute or relative basis or as compared to the performance of a published index deemed by the Committee to be applicable to the Company, including but not limited to, the

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Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance Goals shall be established, Awards shall be granted and the Award Agreement shall be provided to the Participant and shall become binding at a time when the achievement of or outcome under each applicable Performance Goal is “substantially uncertain” (within the meaning of Section 162(m) of the Code), and in all events by no later than the earlier of the ninetieth (90th) day of the Performance Period or the lapse of twenty-five percent (25%) of the Performance Period, unless otherwise required or permitted for “performance-based compensation” under Section 162(m) of the Code. Performance Goals may differ among Awards granted to any one Participant or for Awards granted to different Participants. The Committee shall have the discretion to reduce the amount of Performance-Based Compensation payable under an Award (even if it has otherwise vested under the applicable Performance Goal) for a Participant’s conduct that constitutes a for “Cause” event (as defined in this Plan), but it shall not have the authority to increase Performance-Based Compensation above the amount which Vests under the Performance Goals or to pay or provide compensation in lieu of Performance-Based Compensation which does not so Vest.

(B) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals and the amount and terms of each Award shall be made in writing. In addition, the Committee shall certify in writing prior to the payment of any compensation under any Award designated as intended to comply with the requirements of Performance-Based Compensation the results under each Business Criterion on which any Performance Goal is based, whether (and, if applicable, the degree to which) each Performance Goal and each other material term of the Award were satisfied, and the resulting amount of compensation Vested and payable under such Award. The Committee may not delegate any responsibility relating to Awards subject to this SECTION 6(j).

(iii) Status of Awards under Section 162(m) of the Code. It is the intent of the Company that Awards granted to Covered Employees and designated as intended to comply with the requirements for Performance-Based Compensation shall comply with the requirements necessary to constitute “performance-based compensation” under Section 162(m)(4)(c) of the Code. Accordingly, the terms of this SECTION 6(j) shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan otherwise applicable to an Award that is designated as intended to comply with the requirements for Performance-Based Compensation does not so comply or is inconsistent with the provisions of this SECTION 6(j), with the effect that such Award would not comply with the requirements for Performance-Based Compensation, such other provision shall be construed or deemed amended to the extent necessary to conform to such requirements and the provisions of this SECTION 6(j) shall prevail with respect to such Award, but only to the extent necessary to prevent that Award from failing to comply with the requirements for Performance-Based Compensation.

(iv) Limits. The maximum number of Shares or the maximum value related to any Performance-Based Compensation (other than Options or Stock Appreciation rights) that may be paid to any individual Eligible Person during any calendar year is 300,000 Shares, if the Award is in Shares, or $1,000,000, if the Award is denominated in dollars.

SECTION 7.	General Provisions Regarding Awards.

(a) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate, provided that a Dividend Equivalent Right must be granted in tandem with another Award. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(b) Form and Timing of Payment under Awards. Subject to the terms of this Plan and any applicable Award Agreement, payments or transfers to be made by the Company or any of its Affiliates upon the grant, exercise or payment of an Option or other Award or Settlement of an Award may be made in such forms as the Committee

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shall determine, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer or in installments. Except as otherwise provided herein, the Settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such Settlement, in the discretion of the Committee or upon occurrence of one or more specified events as described herein. Installment payments may be required by the Committee (subject to SECTION 8(a) and (b)) on terms and conditions established by the Committee and in compliance with the Section 409A Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments or the grant or crediting of Dividend Equivalent Rights or other amounts in respect of installment payments denominated in Shares. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c) Accelerated Vesting of Awards. The Committee may provide for accelerated Vesting upon the occurrence of events as the Committee shall determine, or upon a Participant’s death, Disability or Termination (determined in accordance with SECTION 10(f), if applicable) by the Company without Cause, but only to the extent that such acceleration of Vesting would not cause the application of the Section 409A Rules or create adverse tax consequences under Section 409A to a Participant. Except as provided in SECTION 9(a) with respect to a Change in Control, no Award that is intended to qualify as Performance-Based Compensation shall provide or allow for Vesting other than by the timely satisfaction of the pre-determined Performance Goals, or if so specified by the Committee, upon the Participant’s death or Disability.

(d) Termination of Employment or Service Relationship. Except as provided herein, the treatment of an Award upon a Termination of employment or any other service relationship between a Participant and the Company or any Affiliate shall be specified in the Award Agreement.

(e) Limits on Transfer of Awards.

(i) Except as provided in (iii) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime (or his or her guardian), or by the person to whom the Participant’s rights shall pass by will, the laws of descent and distribution or domestic relations order entered or approved by a court of competent jurisdiction.

(ii) Except as provided in (iii) below and except for Bonus Shares and Cash Awards, no other Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will, by the laws of descent and distribution (or, in the case of Restricted Shares, to the Company) or by domestic relations order entered or approved by a court of competent jurisdiction, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a Non-Qualified Option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

(f) Term of Awards. The Term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the Term of any Award exceed a period of ten (10) years from the Grant Date (or such shorter period as may be required with respect to an Incentive Stock Option); provided, however, that, unless otherwise prohibited by the provisions of the Plan or applicable law, the expiration of the Term may be tolled by the Committee, in its sole discretion, if circumstances exist on the date an Award would otherwise Expire that prohibit the holder of such Award from exercising the Award on that date due to the existence of a blackout period or other legal restriction on the trading of Shares by the holder.

(g) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and

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other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(i) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

SECTION 8.	Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the Shares are traded and subject to paragraph (b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any Person, including but not limited to shareholders, Participants or Beneficiaries; provided, however, no such amendment (i) may be made without shareholder approval, if such amendment would materially increase (A) the number of Shares authorized under the Plan or (B) the number of Persons eligible to receive Awards under the Plan, or (ii) shall apply with respect to any holder of any outstanding Award if such amendment would adversely affect such holder’s rights in any material respect with respect to such outstanding Award, unless such holder consents to the application of such amendment.

(b) Amendments to Awards. Subject to paragraph (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to paragraph (c), in any Award shall materially reduce the Vested rights or benefits (as contrasted with a contingent right or benefit) to the holder of such Award without the consent of such holder. Notwithstanding anything in the Plan to the contrary, no amendment may be made with respect to an Award without the consent of the holder of such Award if such amendment would cause the holder to incur the additional tax under the 409A Rules with respect to such Award.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to paragraph (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4(c)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Adjustment to Performance-Based Compensation. The Committee, in its sole discretion and without the consent of the Participant, may amend any Share-based Award intended to be Performance-Based Compensation to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction,

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such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board, to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. Notwithstanding the foregoing, the Committee shall not have the discretion with respect to an Award that is intended to be Performance-Based Compensation to increase the amount of compensation otherwise due upon attainment of the relevant Performance Goal or to materially reduce the Vested rights or benefits (as contrasted with a contingent right or benefit) to the holder of such Award without the consent of such holder.

SECTION 9.	Change in Control.

(a) Accelerated Vesting of Awards. Subject to SECTION 9(e) below, with respect to all Awards granted, other than any Awards which are intended to be Performance-Based Compensation under Section 6(j), upon the occurrence of a Change in Control, all such Awards shall be fully Vested. Subject to SECTION 9(e) below, upon the occurrence of a Change in Control, Performance-Based Compensation Awards shall be Vested in accordance with the terms of the Award Agreement.

(b) Awards Other than Options or Stock Appreciation Rights. Subject to SECTION 9(e) below, upon the occurrence of a Change in Control, each Award, other than an outstanding Option or Stock Appreciation Right, whether Vested or not, shall terminate immediately prior to the occurrence of the Change in Control, and the holder of such Award shall receive, unless otherwise provided in the respective Award Agreement, with respect to each share of Stock subject to such Award, cash, other securities or property to which a holder of a share of Stock is to receive in connection with the Change in Control.

(c) Committee Action. Subject to SECTION 9(e) below, upon a Change in Control, the Committee, acting in its sole discretion with respect to the alternatives listed in this SECTION 9(c) and without the consent or approval of any holder of an Option or Stock Appreciation Right, shall effect one or more of the following alternatives, which shall be conditioned upon the occurrence of a Change in Control and may vary among individual holders and which may vary among Options or Stock Appreciation Rights (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding, both Vested and non-Vested, may be exercised so that all such outstanding Grants may be exercised in full for a limited period of time before such Change in Control, which period of time shall begin no later than a date which would provide adequate time for the holder of the Award to participate in the Change in Control, and after such period of time, all unexercised Grants and all rights of any holder of such Grants thereunder shall terminate (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants, both Vested and non-Vested held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash or other securities (if a holder of a share of Stock is receiving other securities in connection with the Change in Control) per Share equal to the excess, if any, of the amount calculated in SECTION 9(d) (the “Change in Control Price”) of the Shares subject to such Grants over (I) the Exercise Price(s) in the case of Options, or (II) the Grant Price(s) in the case of Stock Appreciation Rights, under such Grants for such Shares (except that to the extent (I) the Exercise Price in the case of an Option or (II) the Grant Price in the case of a Stock Appreciation Right, under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant and such Grants shall be deemed surrendered to the Company and canceled).

(d) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Shares in any merger or consolidation, (ii) the Fair Market Value per Share immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per

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Share in a dissolution transaction, (iv) the price per Share offered to holders of Shares in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this SECTION 9(d), the Fair Market Value per Share that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to shareholders of the Company in any transaction described in SECTION 9(b) or (c) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(e) Parachute Payments. If any benefit or payment by the Company or its subsidiaries to a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, including any acceleration of vesting, lapse of restrictions or payment) (a “Payment”) is determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred a Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, being herein collectively referred to as the “Excise Tax”), then with respect to the Participant and to the extent necessary to make such portion of the Payments not subject to the Excise Tax (and after taking into account any reduction in the Payments provided by reason of Section 280G of the Code under any other plan, arrangement or agreement), the portion of the Payments that constitute accelerated Vesting and/or termination of the Restricted Period under the Plan shall be reduced (if necessary, to zero), but only if (i) the net amount of such Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Payments) is greater than or equal to (ii) the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments).

SECTION 10.	General Provisions.

(a) No Rights to Awards. No Employee, Consultant, Director or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of among such Persons. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, satisfaction of Vesting Requirements, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the above, a Participant who is subject to Rule 16b-3 may direct the Company to satisfy such Participant’s tax withholding obligation through the “constructive” tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

(c) Rights as Employee, Consultant or Director. Nothing in the Plan or any Award granted under the Plan shall confer on any Eligible Person a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of the Company or its Affiliates to terminate the relationship between the Eligible Person and the Company and its Affiliates.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without regard to conflicts of laws principles, and applicable federal law.

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(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Section 409A.

(i) The Plan is intended to comply with the Section 409A Rules, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, the Section 409A Rules and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the Section 409A Rules, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii) References to the Termination of a Participant, where such Termination could result in the Vesting of a Restricted Award, the compensation from which is to be exempt from the Section 409A Rules by reason of the short-term deferral exception under the Section 409A Rules, shall mean, but only for purposes of determining whether and when Vesting of that Restricted Award has occurred, a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within in the meaning of the Section 409A Rules by reason of the death or Disability of the Participant, or by an “involuntary separation from service” (without Cause) within the meaning of the Section 409A Rules.

(iii) In the event that the Termination of a Participant would affect the timing of the Settlement of any Award that provides for the “deferral of compensation” under the Section 409A Rules, “Termination” shall mean, but only for purposes of determining the timing of such Settlement (and not for any other purposes, such as the determination of the occurrence of a Forfeiture) a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within the meaning of the Section 409A Rules.

(iv) In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” of a Participant who as of the date such “separation from service” is a “specified employee,” such amounts shall not be paid to the Participant (or his or her Beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s “separation from service” or (ii) the date of the Participant’s death following such “separation from service.” Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this SECTION 10(f)(iv) is to comply with Treas. Reg. §1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the Section 409A Rules.

(v) No Award shall contain or reflect, or be amended, affected or supplemented by any other agreement (including, but not limited to, employment agreements, other plans or arrangements of deferred compensation) so as to contain, include or be subject to a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under the Section 409A Rules.

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(g) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or Beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or Beneficiary.

(i) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11.	Designation of Beneficiary.

Each Participant to whom an Award has been made under the Plan may designate a Beneficiary or Beneficiaries to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such Beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If a Participant designates more than one Beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

SECTION 12.	Claw-back Policy.

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

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SECTION 13.	Effective Date and Term of the Plan.

This Plan was adopted by the Board on February 12, 2013, and if the Plan is approved by the shareholders of the Company within twelve (12) months of that date, then it shall be effective as of the date it was adopted by the Board, such date shall be the “Effective Date” and, unless it is terminated earlier, the Plan shall be effective for a period of ten (10) years beginning on the Effective Date. No Award shall be granted under the Plan prior to the date on which the Plan is so approved by the shareholders of the Company, unless its grant, Vesting and Settlement are expressly conditioned upon the approval of the Plan by the shareholders of the Company within twelve (12) months of the date the Plan was adopted by the Board. If the Plan is not approved by the shareholders of the Company within twelve (12) months of the date the Plan was adopted by the Board, all Awards, if any, granted under the Plan shall be automatically cancelled without any action required by the Company, the Board or the Committee and without any payment or consideration. If the Plan is timely approved by the shareholders of the Company and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan.

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Attachment B

Audit Committee Charter

LUFKIN INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

I.	Organization and Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Lufkin Industries, Inc. (the “Company”) will be comprised of at least three independent directors. The members of the Committee shall meet the independence, experience and financial literacy requirements of the Nasdaq Stock Market and the Securities and Exchange Commission (as then required and in effect) as determined by the Board. At least one member shall qualify as an “audit committee financial expert” as determined by the Board. If the Company’s securities are quoted on any other market or listed on any exchange, the Committee shall meet the independence and experience requirements of such market exchange. The Committee members shall be appointed, and may be removed or replaced with or without cause, by the Board.

II.	Quorum

A majority of the members of the Committee shall constitute a quorum.

III.	Meetings

A.	The Committee shall meet at least quarterly during each fiscal year and more frequently as the Committee in its discretion deems advisable.

B.	Meetings may be called by the Committee Chair, the Chairman of the Board, the Lead Director or two or more Committee members.

C.	Minutes of each meeting will be kept and sent to each Committee member for review and approval, and, upon request, may be sent to other Board members who are not on the Committee.

IV.	Purpose

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the following:

A.	overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

B.	overseeing the integrity of the Company’s financial statements and discussing such financial statements with management and the Company’s independent auditors;

C.	monitoring actions taken by the Company to comply with its policies related to internal control over financial reporting as well as external accounting, legal and regulatory requirements;

D.	overseeing the independence and qualifications of the Company’s independent auditor; and

E.	evaluating the performance of the Company’s independent auditor.

V.	Authority of Committee

The Committee shall have the following powers and authority:

A.	the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties at the expense of the Company;

B.	the authority to determine appropriate funding for the payment of compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services for the Company, and to any independent counsel and other advisers engaged by the Committee;

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C.	the direct responsibility for the appointment, termination, compensation and oversight of the work of independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee;

D.	the responsibility to approve, in advance, all auditing services (which may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by the independent auditors; and

E.	the authority to delegate to one or more of its members the authority to preapprove auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the full Committee at its next regularly scheduled meeting.

VI.	Responsibilities

The Committee shall undertake the following responsibilities:

A.	Provide an open avenue of communication between the internal auditor, the independent auditor and the Board.

B.	Review and reassess the Committee’s charter annually and recommend changes to the Board for approval.

C.	Receive and review a formal written statement from the independent auditor delineating any and all relationships between the independent auditor and the Company, consistent with Public Company Accounting Oversight Board (PCAOB) Rule 3526. Discuss any disclosed relationships or services which may impact the independent auditor’s objectivity and independence and take, or recommend that the Board take, appropriate action to ensure the independence of the independent auditor.

D.	Review and approve the scope of services to be performed by the independent auditor during the coming year, including a review of the amount of fees budgeted and paid to the independent auditor, and the approval of all audit engagement fees and terms.

E.	Review with the internal auditor and the independent auditor the coordination of audit efforts.

F.	Review with the independent auditor, the internal auditor and financial and accounting personnel, the Company’s policies and procedures regarding internal control over financial reporting, which are the responsibility of the Company’s management, and elicit any recommendations for the improvement of such policies and procedures or particular areas where new or more detailed policies and procedures are desirable.

G.	Review and discuss with management and the independent auditor in connection with the annual audit or quarterly review:

1.	The Company’s financial statements and related footnotes.

2.	The independent auditor’s audit or review of the financial statements and their report thereon.

3.	Any significant changes required in the independent auditor’s audit or review plan.

4.	All critical accounting policies and practices to be used.

5.	All alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

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6.	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

H.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

I.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

J.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 (relating to the detection of illegal acts that may have a direct and material effect on the determination of financial statement accounts) has not been implicated, and advise the independent auditor of any violations or possible violations of laws or regulations and other matters relevant to the audit of which the Committee is aware.

K.	Obtain reports from management and the independent auditor that the Company’s then-existing subsidiary and foreign affiliated entities are in conformity with applicable legal requirements.

L.	Discuss with the independent auditor the matters required to be discussed by applicable requirements of the PCAOB relating to the conduct of the audit and significant audit procedures.

M.	Monitor actions taken by the Company in response to any letters or reports to management provided by the internal auditors or independent auditors.

N.	Advise the Board with respect to the Company’s policies and procedures related to internal control over financial reporting as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

O.	Review with counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

P.	Meet at least annually with the Chief Financial Officer, the Company’s senior internal audit executive, and the independent auditor in separate executive sessions.

Q.	Prepare and submit the audit committee report required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

R.	Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

S.	Review any disclosures made by the Company’s CEO and CFO during their certification process for each Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

T.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s annual report on internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting prior to the filing of the Company’s Form 10-K.

U.	Discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.

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V.	Review with management and the internal auditor:

1.	Significant findings during the year and management’s responses thereto.

2.	Any difficulties encountered in the course of the audits, including any restrictions on the scope of the audit work or access to required information.

3.	Internal auditing department budget and staffing.

W.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

X.	Establish procedures to promote and protect whistleblowing, including procedures for:

1.	Receiving, retaining and addressing complaints received by the Company relating to accounting, internal accounting controls or auditing matters, and

2.	Enabling employees of the Company to submit to the Committee, on a confidential and anonymous basis, any concerns regarding questionable accounting or auditing matters.

VII.	General

A.	The Committee will review and reassess the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

B.	The Committee will conduct an annual review of its performance. The Committee shall report the results of such review to the Board. In addition, the Committee shall make regular reports to the Board of its activities.

C.	The Committee may form and delegate authority to subcommittees as it deems appropriate.

VIII.	Limitations on Responsibilities and Powers

While the Committee has the responsibilities and powers set forth above in this Committee Charter, it is not the duty of the Committee:

A.	to plan or conduct audits;

B.	to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (this determination shall remain the responsibility of management and the independent auditor); or

C.	to assure compliance with the Company’s policies and procedures related to internal control over financial reporting, accounting rules or other applicable laws and regulations.

/s/ Alejandro Cestero
Secretary

Last approved by Board: February 12, 2013

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Attachment C

Compensation Committee Charter

LUFKIN INDUSTRIES, INC.

COMPENSATION COMMITTEE CHARTER

I.	Organization and Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lufkin Industries, Inc. (the “Company”) will be comprised of at least three independent directors, each of whom meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”), as then required and in effect, as determined by the Board. Each member must qualify as a “non-employee director” as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with regard to any compensation or benefit plan administered by the Committee that is subject to Rule 16b-3 of the Exchange Act. At least two members shall also qualify as “outside directors” as such term is defined under Section 162(m) and the regulations thereunder of the Internal Revenue Code (“IRC”) if any award or payment under any compensation or benefit plan administered by the Compensation Committee would be subject to the deduction limitation under Section 162(m) of the IRC. The Committee members shall be appointed, and may be removed or replaced with or without cause, by the Board.

II.	Quorum

A majority of the members of the Committee shall constitute a quorum.

III.	Meetings

A.	The Committee shall meet at least twice during each fiscal year and more frequently as the Committee in its discretion deems advisable.

B.	Meetings may be called by the Committee Chair, the Chairman of the Board, the Lead Director or two or more Committee members.

C.	Minutes of each meeting will be kept and sent to each Committee member for review and approval, and, upon request, may be sent to other Board members who are not on the Committee.

IV.	Purpose

A.	To review and recommend to the Board the compensation of the Company’s Chief Executive Officer and to determine compensation of all other Executive Officers of the Company. For purposes hereof, Executive Officers shall include officers covered under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and any other Executive Officer designated by the Board.

B.	To approve and administer compensation policies, programs and plans designed to ensure competitive and equitable compensation levels necessary to attract and retain the management required to carry out the business of the Company.

V.	Responsibilities

A.	Meet not less than two times a year to determine matters of policy and procedures relating to executive compensation.

B.	Recommend to the Board the Chief Executive Officer’s compensation, including annual base salary, annual incentive awards or other compensation based on the Board’s performance evaluation of the Chief Executive Officer. The Chief Executive Officer shall not be present at any such deliberation or voting.

C.	Determine the compensation of the other Executive Officers, including annual base salary, annual incentive awards or other compensation based on recommendations from the Chief Executive Officer. Review compensation of other officers as appropriate.

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D.	Review the succession plan relating to positions held by the Executive Officers and make recommendations to the Board regarding such plan.

E.	Review, approve and administer the incentive compensation plans and equity-based plans of the Company, except as otherwise specifically provided herein or delegated to the Executive Officers of the Company.

F.	Approve all grants of awards to employees and non-employee directors under the Company’s equity incentive plans, including but not limited to stock options, restricted stock units, restricted shares and other stock-based awards.

G.	Review and approve any employment agreements and severance arrangements; any change in control agreements or related provisions affecting compensation; and any special or supplemental compensation for Executive Officers, including perquisites.

H.	Review and recommend to the Board the amount and method of compensation for the Company’s non-employee directors.

I.	Prepare and submit the annual compensation committee report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

J.	Review and discuss with management the annual compensation discussion and analysis (the “CD&A”) required to be included in the Company’s proxy statement by the rules and regulations of the SEC, and, based on such review and discussion, determine to recommend to the Board that the CD&A be so included.

K.	Oversee the Company’s compliance with Nasdaq rules and regulations related to equity compensation plans and stockholder approval thereof.

VI.	Compensation Consultant

A.	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser (collectively referred to as “advisers”). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any such adviser. The Committee shall determine appropriate compensation for any such adviser, and the Company shall provide appropriate funding for such adviser.

B.	Prior to selecting any such adviser, other than in-house legal counsel, the Committee shall assess the independence of the adviser by considering certain independence factors, including:

(i)	The provision of other services to the Company by the person that employs the adviser;

(ii)	The amount of fees received from the Company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

(iii)	The policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

(iv)	Any business or personal relationship of the adviser with a member of the Committee;

(v)	Any stock of the issuer owned by the adviser; and

(vi)	Any business or personal relationship of the adviser or the person employing the adviser with an Executive Officer of the issuer.

VII.	General

A.	The Committee will review and reassess the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

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B.	The Committee will conduct an annual performance review. The Committee shall report the results of such review to the Board. In addition, the Committee shall make regular reports to the Board of its activities.

C.	The Committee may form and delegate authority to subcommittees as it deems appropriate.

/s/ Alejandro Cestero
Secretary

Last approved by Board: February 12, 2013

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Attachment D

Nominating and Governance Committee Charter

LUFKIN INDUSTRIES, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Organization and Membership

The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Lufkin Industries, Inc. (the “Company”) will be comprised of at least three members of the Board. Each Committee member shall meet the applicable independence and other requirements of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission. The members of the Committee shall be appointed by, and may be removed with or without cause by, the Board.

II.	Quorum

A majority of the members of the Committee shall constitute a quorum.

III.	Meetings

A.	The Committee shall meet as at least once during each fiscal year and more frequently as the Committee in its discretion deems advisable.

B.	Meetings may be called by the Committee Chair, the Chairman of the Board, the Lead Director or two or more Committee members.

C.	Minutes of each meeting will be kept and sent to each Committee member for review and approval, and, upon request, may be sent to other Board members who are not on the Committee.

IV.	Purpose

The Committee’s primary purpose is to discharge the Board’s responsibilities related to public policy matters, to consider matters related to corporate governance, to identify individuals qualified to become Board members and to review the qualifications of the Board members and Board structure.

V.	Powers, Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee is, among other things, responsible for:

A.	reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

B.	considering and recruiting candidates to fill positions on the Board;

C.	considering nominees recommended by stockholders for election as directors;

D.	reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons including, without limitation, recommending whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law and whether directors and committee members are independent;

E.	periodically reviewing the Company’s Corporate Governance Guidelines and recommending any updates to the Board;

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F.	establishing the process for evaluating, and administering the evaluation of, the Board and the committees of the Board;

G.	reviewing public issues identified by management and overseeing the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

H.	reviewing and approving codes of conduct applicable to directors, officers and employees;

I.	reviewing and assessing management’s activities regarding the Company’s Enterprise Risk Management program;

J.	reviewing and administering the Company’s practices for Board continuing education, including matters relating to the Company’s adherence to governance changes, good governance practices, trends and other Board-relevant topics; and

K.	overseeing the Company’s Related Person Transactions approval and ratification procedures.

VI.	General

A.	The Committee will review and reassess the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

B.	The Committee will conduct an annual review of its performance. The Committee shall report the results of such review to the Board. In addition, the Committee shall make regular reports to the Board of its activities.

C.	The Committee may form and delegate authority to subcommittees as it deems appropriate.

/s/ Alejandro Cestero
Secretary

Last approved by the Board: February 12, 2013

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - -

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - J. F. Glick	☐	☐	☐	02 - J. D. Hofmeister	☐	☐	☐	03 - A. Z. Selim	☐	☐	☐

04 - T. E. Wiener	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2013.	☐	☐	☐	3.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

4.	To approve and adopt the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title as such. For joint accounts each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — Lufkin Industries, Inc.

This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints JOHN F. GLICK and ALEJANDRO CESTERO and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the “Company”) to be held at the Crown Colony Country Club, 900 Crown Colony Drive, Lufkin, Texas 75901, at 9:00 a.m., Lufkin time on the 1st day of May 2013, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

1.	Election of John F. Glick, John D. Hofmeister, Amr Z. Selim and Thomas E. Wiener to the Company’s board to serve until the annual shareholders’ meeting held in 2016 or until a successor has been elected and qualified.

2.	Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2013.

3.	To approve, by non-binding advisory vote, the compensation of our Named Executive Officers.

4.	To approve and adopt the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2013.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. All prior proxies are hereby revoked.

This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated March 27, 2013.